Exhibit 99.1

EXECUTION VERSION

EXCHANGE AGREEMENT

(in terms of section 42 of the Income Tax Act)

between

SIBANYE GOLD LIMITED

and

K2017449061 (SOUTH AFRICA) PROPRIETARY LIMITED

(to be renamed WRTRP Proprietary Limited)

and including

DRDGOLD LIMITED

155 – 5th Street Sandton 2196	Docex 111 Sandton		enquiries@werksmans.com
Johannesburg South Africa	Tel	+27 11 535 8000	www.werksmans.com
Private Bag 10015 Sandton 2146	Fax	+27 11 535 8600

TABLE OF CONTENTS

1	INTERPRETATION	1

2	INTRODUCTION	19

3	SUSPENSIVE CONDITIONS	19

4	EXCHANGE	25

5	SECTION 42 OF THE INCOME TAX ACT	27

6	CLOSING AND DELIVERY	28

7	ACCESS	29

8	TRANSFERRING LAND	29

9	POST DELIVERY OBLIGATIONS	31

10	SECTION 34(1) OF THE INSOLVENCY ACT	37

11	EMPLOYEES	38

12	VALUE-ADDED TAX	40

13	REHABILITATION LIABILITIES	42

14	REHABILITATION TRUST FUND	43

15	SIBANYE’S WARRANTIES	43

16	INDEMNITIES BY SIBANYE	44

17	LIMITATION OF LIABILITY	46

18	INTERIM PERIOD	48

19	CONFIDENTIALITY	53

20	BREACH	55

21	DISPUTES	55

22	CHANGE IN APPLICABLE LAWS	56

23	DOMICILIUM AND NOTICES	56

24	GENERAL	58

25	GOVERNING LAW	60

26	COSTS	60

i

ANNEXURES

ANNEXURE A — WARRANTIES

ANNEXURE B — DISCLOSURE SCHEDULE

ANNEXURE C — MAP

ANNEXURE D — EMPLOYEES

ANNEXURE E — VALUATION AGREEMENT

ANNEXURE F — PROJECT DEVELOPMENT PLAN

ii

EXCHANGE AGREEMENT

(in terms of section 42 of the Income Tax Act)

between

SIBANYE GOLD LIMITED

and

K2017449061 (SOUTH AFRICA) PROPRIETARY LIMITED

(to be renamed WRTRP Proprietary Limited)

and including

DRDGOLD LIMITED

1                           INTERPRETATION

In this Agreement, clause headings are for convenience and shall not be used in its interpretation and, unless the context clearly indicates a contrary intention, -

1.1                                                   a word or an expression which denotes -

1.1.1                                                                           any gender includes the other genders;

1.1.2                                                                           a natural person includes an artificial or juristic person and vice versa;

1.1.3                                                                           the singular includes the plural and vice versa;

1.2                                                   the following words and expressions shall bear the meanings assigned to them below and cognate words and expressions bear corresponding meanings -

1.2.1                                                                           “Access Rights” — Sibanye’s grant of access to DRD to -

1.2.1.1                                                                                                   the Kloof 10 shaft located in the area commonly known as the Kloof Mining Area that is subject to the Kloof Mining Right (and to be more clearly delineated in the Use and Access Agreement), for the purpose of pumping and supplying, at the cost of the Issuing Party, the required quantities of water to the Issuing Party for the Business;

1.2.1.2                                                                                                   rights, servitudes and agreements for installation, supply and distribution and maintenance of power supply; existing and proposed pipeline routes; servitudes; wayleaves and surface right permits; and

1.2.1.3                                                                                                   Driefontein 1 Gold Plant (as demarcated by a red square in the last photograph of Annexure C) for the purpose of accessing the Pilot Plant;

1.2.2                                                                           “Additional Mine Dumps” - the following movable surface tailings dumps which form part of the gold assets of the Business and are further depicted with red markers in Annexure C -

1.2.2.1                                                                                                   Driefontein Dumps 3 and 5;

1.2.2.2                                                                                                   Kloof 1;

1.2.2.3                                                                                                   Venterspost North and South; and

1.2.2.4                                                                                                   Libanon Dump;

1.2.3                                                                           “Agreement” - this agreement, together with its annexures, as amended from time to time;

1.2.4                                                                           “Applicable Laws” - in relation to any Party, includes all statutes, subordinate legislation, common law, regulations, ordinances, by-laws, directives, codes of practice, circulars, guidance or practice notices, judgments, decisions, standards and similar provisions -

1.2.4.1                                                                                                   which are prescribed, adopted, made, published or enforced by any Governmental Authority; and

1.2.4.2                                                                                                   compliance with which is (or was or will be, at the relevant time referred to in this Agreement) mandatory for that Party;

1.2.5                                                                           “Business” — the tailings business operated by Sibanye as a going concern and income earning activity which business comprises -

1.2.5.1                                                                                                   the Additional Mine Dumps;

1.2.5.2                                                                                                   the DP2 Plant;

1.2.5.3                                                                                                   the DP3 Plant;

1.2.5.4                                                                                                   Driefontein 4;

1.2.5.5                                                                                                   the Employees;

1.2.5.6                                                                                                   the Pilot Plant;

1.2.5.7                                                                                                   the Plan and Materials;

1.2.5.8                                                                                                   the Transferring Land;

1.2.5.9                                                                                                   the Licences to Operate, to the extent that they are transferable; and

1.2.5.10                                                                                            the Access Rights, to the extent that they are transferable;

1.2.6                                                                           “Business Day” - any day which is not a Saturday, a Sunday or an official public holiday in South Africa;

1.2.7                                                                           “Companies Act” - the Companies Act No 71 of 2008;

1.2.8                                                                           “Competition Act” - the Competition Act No 89 of 1998;

1.2.9                                                                           “Competition Authorities” - the Competition Commission of South Africa and/or the Competition Tribunal of South Africa and/or the

Competition Appeal Court of South Africa, being regulatory and/or judicial authorities established in terms of the Competition Act;

1.2.10                                                                    “Composite Transaction” — collectively, the transactions contemplated in this Agreement and any other agreement referred to in this Agreement, including the following agreements —

1.2.10.1                                                                                            this Agreement;

1.2.10.2                                                                                            the DRD Exchange Agreement;

1.2.10.3                                                                                            the DRD Guarantee;

1.2.10.4                                                                                            the DRD Option Agreement;

1.2.10.5                                                                                            the Gold Purchase/Smelting Agreement;

1.2.10.6                                                                                            the Lease Agreement;

1.2.10.7                                                                                            the Toll Treatment Agreement; and

1.2.10.8                                                                                            the Use and Access Agreement;

1.2.11                                                                    “Consideration Shares” — 999 Issuing Party Shares, to be issued to Sibanye in terms of 4.3;

1.2.12                                                                    “CPP” — the Central Processing Plant forming part of the Business;

1.2.13                                                                    “CPP Land” - the land upon which the CPP will be located being subdivided portion of the Farm Rietfontein No 347 Registration Division I.Q. Portion 35 and 73, Gauteng Province (which subdivision will be to exclude the current rock dumps on such land as well as the shaft infrastructure in respect of Kloof 1 and Kloof 4 and which subdivision will be delineated in the Use and Access Agreement);

1.2.14                                                                    “Delivery Date” - the fifth Business Day after the day on which the last of the Suspensive Conditions is fulfilled or waived, or such later date as may be agreed between the Parties;

1.2.15                                                                    “Disclosure Schedule” - the disclosure schedule which is annexed to this Agreement as Annexure B, which qualifies the Warranties;

1.2.16                                                                    “Dispose” - sell, transfer, cede, make over, give, donate, exchange, dispose of, unbundle, distribute or otherwise alienate or any agreement, obligation or arrangement to do any of the foregoing; and “Disposal” will be construed accordingly;

1.2.17                                                                    “DMR” — the Department of Mineral Resources;

1.2.18                                                                    “DP2 Plant” - the Driefontein 2 Plant which is located on Farm Blyvooruitzicht No 116 Registration Division I.Q. Portion 6 and Farm Driefontein No 113 Registration Division I.Q., Remainder of Portion 1, Gauteng Province, and as further depicted with a yellow marker in Annexure C;

1.2.19                                                                    “DP3 Plant” - the Driefontein 3 Plant which is located on Portion 6 of the Farm Blyvooruitzicht No 116, Registration Division I.Q., Gauteng Province, and as further depicted with a yellow marker in Annexure C;

1.2.20                                                                    “DRD” — DRDGOLD Limited (registration number 1895/000926/06), a public company duly incorporated and registered in accordance with the laws of South Africa (the ordinary shares of which are listed on the JSE and the NYSE in the form of American Depository Shares);

1.2.21                                                                    “DRD Circular” — the circular to DRD shareholders relating to the Composite Transaction which circular shall be accompanied by a notice of the General Meeting;

1.2.22                                                                    “DRD Exchange Agreement” — the written agreement to be entered into between Sibanye and DRD simultaneously with this Agreement in terms of which Sibanye will exchange all of the shares in the Issuing Party held by Sibanye (being 100% of the Issuing Party Shares) for

DRD Shares comprising approximately 38% of all the DRD Shares in issue (including any shares held as treasury shares) following the issue of such DRD Shares in terms of the DRD Exchange Agreement;

1.2.23                                                                    “DRD Guarantee” — the written guarantee to be executed by DRD simultaneously with this Agreement in terms of which DRD guarantees the obligations of the Issuing Party under this Agreement and the Use and Access Agreement with effect from the “Delivery Date” as that term is defined in the DRD Exchange Agreement;

1.2.24                                                                    “DRD Option Agreement” — the written agreement to be entered into between Sibanye and DRD simultaneously with this Agreement in terms of which Sibanye will be granted an option to subscribe for such number of DRD Shares as will result in Sibanye holding 50.1% of all the DRD Shares in issue (including any shares held as treasury shares) following the issue of such DRD Shares;

1.2.25                                                                    “DRD Rehabilitation Trust” — the trustees for the time being of The Crown Rehabilitation Trust Fund (Master’s reference IT 4158/94) (which is in the process of being renamed The Ergo Rehabilitation Trust Fund), acting in their capacities as such; provided that DRD shall be entitled prior to the Delivery Date, with the prior written consent of Sibanye not to be unreasonably withheld, to nominate the trustees of another trust then in existence established in terms of section 37A of the Income Tax Act to be the DRD Rehabilitation Trust;

1.2.26                                                                    “DRD Shareholders” — the shareholders of DRD from time to time;

1.2.27                                                                    “DRD Shares” — ordinary shares of DRD, which ordinary shares are listed on the JSE;

1.2.28                                                                    “Driefontein 4” — the moveable working surface tailing dump which forms part of the gold assets of the Business and is further depicted with a yellow marker in Annexure C;

1.2.29                                                                    “Driefontein Mining Right” — the mining right with DMR reference GP 30/5/1/2/2 (55) MR;

1.2.30                                                                    “DWS” — the Department of Water and Sanitation;

1.2.31                                                                    “EMP” — the Environmental Management Programmes obtained from the DMR by Sibanye in terms of the Licences to Operate, but which for the purposes of this Agreement shall be regarded as a reference to the EMP’s insofar as they relate to the Business;

1.2.32                                                                    “Employees” — those employees of Sibanye who are employed in respect of the Business and who will be transferred as part of the Business to the Issuing Party on the Delivery Date in accordance the provisions of 11, a comprehensive list of the employees which are employed by the Sibanye in respect of the Business as at the Signature Date is set out in Annexure D hereto;

1.2.33                                                                    “Encumbrance” - includes any mortgage bond, notarial bond, pledge, lien, hypothecation, assignment, cession-in-securitatem debiti, deposit by way of security, option over, right of retention over, right of first refusal, restriction on disposal or any other agreement, arrangement or obligation (whether conditional or not) which has or will have the effect of giving to one Person a security interest in or preferential treatment in respect of another Person’s assets, but excludes statutory preferences, and “Encumber” and “Encumbered” shall be construed accordingly;

1.2.34                                                                    “Environmental Law” - all Applicable Laws which relate to the environment, to the management of Hazardous Substances or to human health and safety, including the National Environmental Management Act No 107 of 1998, the National Environmental Management: Air Quality Act No 39 of 2004, the National Environmental Management: Biodiversity Act No 10 of 2004, the National Environmental Management: Waste Act No 59 of 2008, the National Water Act No 36 of 1998, the Environment Conservation Act No 73 of 1989, the Hazardous Substances Act No 15 of 1973, OHSA, the National Heritage Resources Act No 25 of 1999 and the National Building Regulations and Building Standards Act No 103 of 1977;

1.2.35                                                                    “Excluded Mine Dumps” - the following surface tailings dumps which are currently operational and which may, as contemplated in 9, be transferred as and when they are decommissioned (ie not on the Signature Date or the Delivery Date) -

1.2.35.1                                                                                            Driefontein 1 and 2;

1.2.35.2                                                                                            Kloof 2; and

1.2.35.3                                                                                            Leeudoorn,

as further depicted with green markers in Annexure C;

1.2.36                                                                    “Exchange Control Regulations” — the regulations made under the Currency and Exchanges Act No 9 of 1993;

1.2.37                                                                    “General Meeting” — the general meeting of DRD Shareholders to be called to consider and vote on all the resolutions required to implement the Composite Transaction and to waive the benefit of a mandatory offer to DRD Shareholders in accordance with regulation 86 of the Companies Regulations;

1.2.38                                                                    “Gold Purchase/Smelting Agreement” - the written agreement to be entered into between Sibanye and the Issuing Party to regulate the smelting of, and gold recovery from, gold loaded carbon produced at DP2 Plant and/or DP3 Plant at Driefontein 1 Gold Plant (as demarcated by a red square in the last photograph of Annexure C);

1.2.39                                                                    “Governmental Authority” — any government or governmental (national, provincial, regional, district, municipal or local), administrative, regulatory, fiscal or judicial authority, agency, body, court, department, commission, tribunal, registry or any state-owned, state-controlled or legislatively constituted authority, agency or commission which principally performs public, governmental or regulatory functions including the DMR;

1.2.40                                                                    “Group” — in relation to each Party, that Party and all of its subsidiaries and holding companies, as well as subsidiaries of such holding companies, in each case from time to time;

1.2.41                                                                    “Hazardous Substance” - any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour) capable of causing harm, whether alone or in combination with any other substance, to any human or any other living organism supported by the environment, or capable of damaging the environment or public health or posing a threat to public safety or potentially causing a public nuisance including any pollutants and any hazardous, toxic, poisonous, radioactive, noxious, offensive, harmful, corrosive or dangerous substances and all substances regulated, or for which liability or responsibility is imposed, under the provisions of the Hazardous Substances Act No 15 of 1973, the National Road Traffic Act No 93 of 1996, OHSA, any regulation published pursuant thereto or any South African National Standard;

1.2.42                                                                    “Health and Safety Laws” — all applicable health and safety laws, including the Mine Health and Safety Act No 29 of 1996, the OHSA and the common law;

1.2.43                                                                    “Income Tax Act” - the Income Tax Act No 58 of 1962;

1.2.44                                                                    “Insolvency Act” — the Insolvency Act No 24 of 1936;

1.2.45                                                                    “Issuing Party” - K2017449061 (South Africa) Proprietary Limited (registration number 2017/449061/07) (to be renamed WRTRP Proprietary Limited), a private company duly incorporated and registered in accordance with the laws of South Africa;

1.2.46                                                                    “Issuing Party Shares” — ordinary shares of the Issuing Party;

1.2.47                                                                    “JSE” — JSE Limited (registration number 2005/022939/06), a public company duly incorporated and registered in accordance with the laws of South Africa and licenced as an exchange under the Financial Markets Act No 19 of 2012;

1.2.48                                                                    “Kloof Mining Right” -  the mining right with DMR reference number GP  30/5/1/2/2 (66) MR;

1.2.49                                                                    “Labour Act” - the Labour Relations Act No 66 of 1995;

1.2.50                                                                    “Larger Tailings Retreatment Project” — the larger tailings retreatment project contemplated in 9.9 (read together with Annexure F);

1.2.51                                                                    “Lease Agreement” - the written agreement to be entered into between Sibanye and the Issuing Party simultaneously with this Agreement in terms of which the Leased Land will be leased to the Issuing Party by Sibanye by way of a long term lease;

1.2.52                                                                    “Leased Land” - the footprint of the following land reflected as being Leased Land demarcated by red squares in Annexure C, namely: Farm Blyvooruitzicht No 116, Registration Division I.Q., Portion 6 and Farm Driefontein No 113, Registration Division I.Q., Remainder of Portion 1, Gauteng Province;

1.2.53                                                                    “Liability” - any obligation or liability, whether actual, contingent, or otherwise and includes any liability as surety, co-principal debtor, guarantor, indemnifier or otherwise for the liabilities of any other person and further includes any liability in respect of deferred Tax;

1.2.54                                                                    “Licences to Operate” - all the licences, permits, permissions, management plans and reports, as well as amendments, variations or modifications thereof from time to time necessary for Sibanye to operate the Business lawfully, which include —

1.2.54.1                                                                                            the Environmental Authorisations and Waste Management Licences bearing DMR reference numbers GP30/5/1/2/2/07MR, GP30/5/1/2/2/55MR and GP35/1/2/2/38MR, issued in terms of Section 24 and/or Section 24L of NEMA;

1.2.54.2                                                                                            the Environmental Authorisation and Waste Management Licence being DMR reference number GP30/5/1/2/2/66MR, issued in terms of Section 24L of NEMA, read together with the provisions of NEM:WA;

1.2.54.3                                                                                            a Provisional Air Emission Licence bearing West Rand District Municipality reference number WR/16-17/AEL7/2, issued in terms of Section 42 of NEM:AQA;

1.2.54.4                                                                                            the Integrated Water Use Licence bearing Department of Water and Sanitation reference number 10/C22B/ACFGI/4976 and 10/C23E/ACEFGIJ/4527, issued in terms of Section 40 of the NWA;

1.2.54.5                                                                                            heritage permissions bearing South African Heritage Resources Agency reference numbers 8430, 8432, 8433 and 8434, issued in terms of Section 38 of the NHRA; and

1.2.54.6                                                                                            Certificates of Registration bearing National Nuclear Regulator reference numbers COR70B0283, COR70B0284, COR226B0339, COR226B0340 and COR70B0281, issued in terms of Section 22 of the NNR;

1.2.55                                                                    “Listings Requirements” — the Listings Requirements of the JSE;

1.2.56                                                                    “Longstop Date” — 31 August 2018 or such other date as may be agreed to in writing between the Parties in accordance with the provisions of 3.1.5;

1.2.57                                                                    “Losses” - actual or contingent losses, liabilities, damages, costs (including legal costs on the scale as between attorney and own client) and expenses of any nature whatsoever;

1.2.58                                                                    “Material Adverse Change” - any circumstance, event or matter, or combination of circumstances, events or matters which has a material adverse effect on the affairs, business, financial condition (including assets, Liabilities, prospects, results of operations and revenues), operations or property of DRD excluding the following circumstances, events or matters -

1.2.58.1                                                                                            changes in the price of DRD Shares on any licenced stock exchange, financial or securities markets, interest rates, exchange rates, commodity prices or other general economic or financial conditions; or

1.2.58.2                                                                                            changes in conditions generally affecting the mining industry;

1.2.58.3                                                                                            changes in Applicable Laws or the interpretation thereof or accounting practices or the interpretation thereof;

1.2.58.4                                                                                            compliance with the terms of, or the taking of any action required by, this Agreement; or

1.2.58.5                                                                                            the Composite Transaction;

1.2.59                                                                    “Mining Operations” — shall bear the meaning ascribed to that term in section 1 of the MPRDA;

1.2.60                                                                    “MPRDA” — the Mineral and Petroleum Resources Development Act No 28 of 2002;

1.2.61                                                                    “NEMA” - the National Environmental Management Act No 107 of 1998;

1.2.62                                                                    “NEM:AQA” - the National Environmental Management: Air Quality Act No 39 of 2004;

1.2.63                                                                    “NEM:WA” - the National Environmental Management :Waste Management Act No 59 of 2008;

1.2.64                                                                    “NHRA” — the National Heritage Resources Act No 25 of 1999;

1.2.65                                                                    “NNRA” — the National Nuclear Regulator Act No 47 of 1999;

1.2.66                                                                    “NWA” - the National Water Act No 36 of 1998;

1.2.67                                                                    “NYSE” — the New York Stock Exchange;

1.2.68                                                                    “OHSA” — the Occupational Health and Safety Act No 85 of 1993;

1.2.69                                                                    “Parties” - collectively, Sibanye, the Issuing Party and DRD and “Party” shall mean any of them, as the context may require;

1.2.70                                                                    “Person” - includes any natural or juristic person, association, business, close corporation, company, concern, enterprise, firm, partnership, joint venture, trust, undertaking, voluntary association, body corporate, and any similar entity;

1.2.71                                                                    “Pilot Plant” - the moveable LogiProc pilot plant established to test the processes, techniques and assumptions made in the definitive level design of the full scale retreatment of dumps as part of the Business, located at Driefontein 1 Plant;

1.2.72                                                                    “Plan and Materials” — any and all drawings, plans, studies (including feasibility studies of a geological or geotechnical nature), surveys, reports (including sampling and assaying reports), maps (including geophysical, geological and/or drill maps), statements, schedules and other data in whatever form of a financial, technical, labour, marketing, administrative, accounting or other matters pertaining to the project known as the “West Rand Tailings Retreatment Project”, which Sibanye owns and/or has commissioned in furtherance of the Business;

1.2.73                                                                    “Rand Revolving Credit Facility” - the revolving credit facility agreement, dated as of November 14, 2016 among, inter alios, Sibanye, Kroondal Operations Proprietary Limited and Sibanye Rustenburg Platinum Mines Proprietary Limited as borrowers and guarantors, and Rand Uranium Proprietary Limited as a guarantor, Nedbank Limited, FirstRand Bank Limited, ABSA Bank Limited, The Standard Bank of South

Africa Limited and Bank of China Limited Johannesburg branch as mandated lead arrangers, and Nedbank Limited as agent, as such agreement may be amended, modified, supplemented, extended, renewed, refinanced or replaced or substituted from time to time;

1.2.74                                                                    “Rehabilitate” — in relation to the environment, the taking of all such steps as the holder of the EMP shall be obliged to take in accordance with such EMP or by any other legislation or law which may now from time to time hereafter apply and shall further include the taking of all such steps and remedial measures to prevent or remedy potential or actual adverse consequences to the environment which are caused by, or which may in any manner arise from, the past, present or future conduct of the holder of the EMP in relation to the Business;

1.2.75                                                                    “RTSF” — the Regional Tailing Storage Facility and Return Water Dam proposed to form part of the Business pursuant to the execution of the project known as the “West Rand Tailings Retreatment Project”;

1.2.76                                                                    “RTSF Land” - the land upon which the RTSF and the Return Water Dam will be located, comprised of —

1.2.76.1                                                                                            the Farm Cardoville No 647 Registration Division I.Q., Gauteng Province, measuring: 364,6338 (Three Hundred and Sixty Four comma Six Three Eight) hectares, as described more fully in, and subject to all conditions of title as reflected in Deed of Transfer T39184/2009 (in terms of which it is held by Sibanye);

1.2.76.2                                                                                            Remaining Extent of Portion 6 (a portion of Portion 1) of the farm the Cardoville No 364 Registration Division I.Q., Gauteng Province, measuring: 20,4620 (Twenty comma Four Six Two Zero) hectares, as described more fully in, and subject to all conditions of title as reflected in the Deed of Transfer T58927/2009 (in terms of which it is held by Sibanye);

1.2.76.3                                                                                            Portion 8 (a portion of Portion 6) of the farm Cardoville No 364 Registration Division I.Q., Gauteng Province, measuring: 128,2710 (One Hundred and Twenty Eight comma Two Seven One Zero)

hectares, as described more fully in, and subject to all conditions of title as reflected in Deed of Transfer T39147/2009 (in terms of which it is held by Sibanye);

1.2.76.4                                                                                            Portion 13 (a portion of Portion 1) of the farm Cardoville No 364 Registration Division I.Q., Gauteng Province, measuring: 364,0503 (Three Hundred and Sixty Four comma Zero Five Zero Three) hectares, as described more fully in, and subject to all conditions of title as reflected in Deed of Transfer T39147/2009 (in terms of which it is held by Sibanye);

1.2.76.5                                                                                            Portion 50 of the farm Kalbasfontein 365 Registration Division I.Q., Gauteng Province, measuring: 175,4749 (One Hundred and Seventy Five comma Four Seven Four Nine) hectares, as described more fully in, and subject to all conditions of title as reflected in Deed of Transfer T58927/2009 (in terms of which it is held by Sibanye);

1.2.76.6                                                                                            Remaining extent of Portion 3 of the farm Cardoville No 364 Registration Division I.Q., Gauteng Province, measuring: 358,1697 (Three Hundred and Fifty Eight comma One Six Nine Seven) hectares, as described more fully in, and subject to all conditions of title as reflected in Deed of Transfer T72983/1999 (in terms of which it is held by Sibanye);

1.2.76.7                                                                                            Remaining extent of Portion 5 (a portion of Portion 3) of the farm Cardoville No 364 Registration Division I.Q., Gauteng Province, measuring: 139,4110 (One Hundred and Thirty Nine comma Four One One Zero) hectares, as described more fully in, and subject to all conditions of title as reflected in Deed of Transfer T72983/1999 (in terms of which it is held by Sibanye); and

1.2.76.8                                                                                            Portion 11 of the farm Cardoville No 364 Registration Division I.Q., Gauteng Province, measuring: 173,1207 (One Hundred and Seventy Three comma One Two Zero Seven) hectares, as described more fully in, and subject to all conditions of title as reflected in Deed of Transfer T72983/1999 (in terms of which it is held by Sibanye);

1.2.77                                                                    “SARB” — The South African Reserve Bank;

1.2.78                                                                    “Section 102 Applications” — the applications made by Sibanye in terms of section 102 of the MPRDA for the —

1.2.78.1                                                                                            the inclusion of certain areas (commonly referred to as the “Venterspost North and Dormant Mine Dump” and the “Venterspost South Dormant Mine Dump”) into the Mining Right bearing DMR reference GP30/5/1/2/2/66MR as lodged with the DMR in March 2016;

1.2.78.2                                                                                            the inclusion of certain areas (commonly referred to as the “Driefontein 4 Working Mine Dump”) into the Mining Right bearing DMR reference GP30/5/1/2/2/51MR as lodged with the DMR in March 2016;

1.2.79                                                                    “Sibanye” — Sibanye Gold Limited (registration number 2002/031431/06), a public company duly incorporated and registered in accordance with the laws of South Africa (the ordinary shares of which are listed on the JSE and the NYSE);

1.2.80                                                                    “Sibanye Rehabilitation Trust” — the trustees for the time being of The Sibanye Rehabilitation Trust (Master’s reference IT 2637/99), acting in their capacities as such;

1.2.81                                                                    “Signature Date” - when this Agreement has been signed by both Parties (whether or not in counterpart), the latest of the dates on which this Agreement (or a counterpart) was signed by a Party;

1.2.82                                                                    “South Africa” - the Republic of South Africa;

1.2.83                                                                    “Suspensive Conditions” - the suspensive conditions stipulated in 3.1.1;

1.2.84                                                                    “Tax” - includes any tax, imposition, levy, duty, charge, fee, deduction or withholding of any nature (including securities transfer tax and stamp, documentary, registration or other like duty) and any interest, penalty or other amount payable in connection therewith, lawfully imposed, levied, collected, withheld or assessed under the laws of South Africa or any other relevant jurisdiction and “Taxes”, “Taxation” and other cognate terms shall be construed accordingly;

1.2.85                                                                    “Toll Treatment Agreement” — the agreement which will inter alia regulate toll treatment of gold bearing material supplied by Sibanye or third parties it may procure to DPD2 Plant and/or DPD3 Plant;

1.2.86                                                                    “Transferring Attorneys” — Werksmans Inc;

1.2.87                                                                    “Transferring Land” — collectively, the CPP Land and the RTSF Land;

1.2.88                                                                    “TRP” — the Takeover Regulation Panel, established pursuant to section 196 of the Companies Act;

1.2.89                                                                    “USD Revolving Credit Facility” - the revolving credit facility agreement, dated as of August 24, 2015 among, inter alios, Sibanye, Kroondal Operations Proprietary Limited and Sibanye Rustenburg Platinum Mines Proprietary Limited, as borrowers and guarantors, and Rand Uranium Proprietary Limited as a guarantor, the Bank of America Merrill Lynch International as agent and Bank of America Merrill Lynch International and HSBC PLC as arrangers, as such agreement may be amended, modified, supplemented, extended, renewed, refinanced or replaced or substituted from time to time;

1.2.90                                                                    “Use and Access Agreement” — the agreement which will inter alia regulate Access Rights, utilities and Licences to Operate;

1.2.91                                                                    “VAT” — value added tax in terms of the VAT Act;

1.2.92                                                                    “VAT Act” — the Value-Added Tax Act No 89 of 1991, as amended;

1.2.93                                                                    “Warranties” - the warranties, representations and undertakings given by Sibanye to the Issuing Party in Annexure A and “Warranty” shall be construed accordingly;

1.3                                                   any reference to any statute, regulation or other legislation shall be a reference to that statute, regulation or other legislation as at the Signature Date, and as amended or substituted from time to time;

1.4                                                   any reference to holding companies or subsidiaries shall be construed in accordance with the meanings ascribed to such terms in the Companies Act;

1.5                                                   if any provision in a definition is a substantive provision conferring a right or imposing an obligation on any Party then, notwithstanding that it is only in a definition, effect shall be given to that provision as if it were a substantive provision in the body of this Agreement;

1.6                                                   where any term is defined within a particular clause other than this 1, that term shall bear the meaning ascribed to it in that clause wherever it is used in this Agreement;

1.7                                                   where any number of days is to be calculated from a particular day, such number shall be calculated as excluding such particular day and commencing on the next day. If the last day of such number so calculated falls on a day which is not a Business Day, the last day shall be deemed to be the next succeeding day which is a Business Day;

1.8                                                   any reference to days (other than a reference to Business Days), months or years shall be a reference to calendar days, calendar months or calendar years, respectively;

1.9                                                   any term which refers to a South African legal concept or process (for example, without limiting the foregoing, winding-up or curatorship) shall be deemed to include a reference to the equivalent or analogous concept or process in any other jurisdiction in which this Agreement may apply or to the laws of which a Party may be or become subject; and

1.10                                            the use of the word “including”, “includes” or “include” followed by a specific example/s shall not be construed as limiting the meaning of the general wording preceding it and the eiusdem generis rule shall not be applied in the interpretation of such general wording or such specific example/s.

The terms of this Agreement having been negotiated, the rule of interpretation which prescribes that, in the event of ambiguity, a contract should be interpreted against the party responsible for its drafting shall not be applied in the interpretation of this Agreement.

2                           INTRODUCTION

2.1                                                   The Parties record that -

2.1.1                                                                           at the Signature Date, Sibanye is the owner of the Business;

2.1.2                                                                           Sibanye wishes to Dispose of the Business to the Issuing Party, which wishes to acquire the Business from Sibanye in exchange for the Consideration Shares and as contemplated in section 42 of the Income Tax Act.

2.2                                                   The Parties accordingly agree to the terms and conditions set out in this Agreement.

3                           SUSPENSIVE CONDITIONS

3.1                                                   Suspensive Conditions to be fulfilled

3.1.1                                                                           This whole Agreement (other than 1, this 3 and 18 to 26 (both inclusive), by which the Parties shall be bound with effect from the Signature Date) is subject to the suspensive conditions (“Suspensive Conditions”) that -

3.1.1.1                                                                                                   on or before the Longstop Date, -

3.1.1.1.1                                                                                                                           the Financial Surveillance Department of SARB shall have approved the DRD Circular pursuant to the Exchange Control Regulations;

3.1.1.1.2                                                                                                                           the JSE shall have approved the DRD Circular;

3.1.1.1.3                                                                                                                           the JSE shall have approved the listing of the DRD Shares to be issued pursuant to the DRD Exchange Agreement;

3.1.1.1.4                                                                                                                           to the extent required, the TRP shall have approved the DRD Circular;

3.1.1.1.5                                                                                                                           the approval required by the Competition Act for the implementation of the Composite Transaction (and in particular the DRD Exchange Agreement and the exercise by Sibanye of the option granted in terms of the DRD Option Agreement) shall have been granted, either unconditionally or subject to such conditions as have been approved in writing by that date, by each party to the Composite Transaction (to the extent such conditions are imposed on it, it being agreed that such approval shall not be unreasonably withheld or delayed);

3.1.1.1.6                                                                                                                           the DRD Shareholders shall at the General Meeting have passed an ordinary resolution in accordance with the provisions of regulation 86 of the Companies Regulations, 2011 waiving the benefit of a mandatory offer which would ordinarily flow from the issue of the DRD Shares to Sibanye in terms of the DRD Exchange Agreement;

3.1.1.1.7                                                                                                                           the DRD Shareholders shall at the General Meeting have passed the following ordinary and special resolutions with the requisite majorities, namely —

3.1.1.1.7.1                                                                                                                                                   the resolution required to increase the number of authorised DRD Shares from 600 000 000 to 1 500 000 000 and the amendment of the memorandum of incorporation of DRD to reflect the aforegoing increase;

3.1.1.1.7.2                                                                                                                                                   the resolution required to allot and issue to Sibanye so many DRD Shares as will after the allotment and issue thereof constitute approximately (but not less than) 38.05% of all of the DRD Shares in issue;

3.1.1.1.7.3                                                                                                                                                   the resolution required to allot and issue such number of DRD Shares as will, together with the DRD Shares referred to in 3.1.1.1.7.2, result in Sibanye owning 50.1% of all of the issued DRD Shares in the event that Sibanye exercises the option embodied in the DRD Option Agreement;

3.1.1.1.7.4                                                                                                                                                   the resolution required to approve the Composite Transaction as a Category 1 transaction in terms of the Listings Requirements;

3.1.1.1.7.5                                                                                                                                                   the resolution contemplated in terms of section 45 of the Companies Act approving the grant of financial assistance by DRD to Sibanye for the obligations of the Issuing Party under and in terms of the DRD Guarantee;

3.1.1.1.8                                                                                                                           those elements of the Licences to Operate referred to in 1.2.54.1 and 1.2.54.2 have been granted to Sibanye;

3.1.1.1.9                                                                                                                           the Section 102 Applications have been granted to Sibanye;

3.1.1.1.10                                                                                                                    each of the following agreements is signed and becomes unconditional in accordance with its provisions (other than any suspensive condition relating to the signature of this Agreement) -

3.1.1.1.10.1                                                                                                                                            the DRD Exchange Agreement;

3.1.1.1.10.2                                                                                                                                            the DRD Guarantee;

3.1.1.1.10.3                                                                                                                                            the DRD Option Agreement;

3.1.1.1.10.4                                                                                                                                            the Gold Purchase/Smelting Agreement;

3.1.1.1.10.5                                                                                                                                            the Lease Agreement;

3.1.1.1.10.6                                                                                                                                            the Toll Treatment Agreement;

3.1.1.1.10.7                                                                                                                                            the Use and Access Agreement;

3.1.1.1.11                                                                                                                    the DRD Guarantee is signed and becomes unconditional in accordance with its provisions (other than any suspensive condition relating to the signature of this Agreement);

3.1.1.1.12                                                                                                                    the Issuing Party is registered as a VAT vendor in terms of section 23 of the VAT Act;

3.1.1.1.13                                                                                                                    to the extent required, the lenders under the Rand Revolving Credit Facility and the USD Revolving Credit Facility approve the conclusion and implementation of the Composite Transaction;

3.1.1.2                                                                                                   by the date on which the last of the Suspensive Conditions referred to in 3.1.1 is fulfilled or waived, as the case may be, no Material Adverse Change shall have occurred.

3.1.2                                                                           Subject to the succeeding provisions of this 3 to the extent that such provisions place specific obligations on any Party, each Party shall use reasonable endeavours to procure the fulfilment of the Suspensive Conditions as soon as practically possible after the Signature Date and, in any event, by no later than the Longstop Date.

3.1.3                                                                           The Suspensive Condition/s referred to -

3.1.3.1                                                                                                   in 3.1.1.1, 3.1.1.1.2, 3.1.1.1.3, 3.1.1.1.4, 3.1.1.1.5 and 3.1.1.1.7, being regulatory in nature, may not be waived;

3.1.3.2                                                                                                   in 3.1.1.1.10 is expressed to be for the benefit of all of the Parties and may therefore not be waived other than by written agreement between them;

3.1.3.3                                                                                                   in 3.1.1.1.6, 3.1.1.1.11, 3.1.1.1.12 and 3.1.1.2 are expressed to be for the benefit of Sibanye and may therefore be waived by Sibanye giving written notice to that effect to the other Parties;

3.1.3.4                                                                                                   in 3.1.1.1.8 and 3.1.1.1.9 are expressed to be for the benefit of DRD and may therefore be waived by DRD giving written notice to that effect to the other Parties.

3.1.4                                                                           If, by the Longstop Date, the Suspensive Conditions are not fulfilled for any reason whatever, or not waived in terms of 3.1.3, then -

3.1.4.1                                                                                                   this whole Agreement (other than 1, this 3, and 18 to 26 (both inclusive), by which the Parties shall remain bound) shall be of no force or effect;

3.1.4.2                                                                                                   the Parties shall be entitled to be restored as near as possible to the positions in which they would have been, had this Agreement not been entered into; and

3.1.4.3                                                                                                   no Party shall have any claim against the other in terms of this Agreement except for such claims (if any) as may arise from a breach of this 3 or from any other provision of this Agreement by which the Parties remain bound.

3.1.5                                                                           The Parties expressly agree that the Longstop Date may be amended by way of a written agreement amongst them.

3.2                                                   Provisions relating to the preparation of the DRD Circular

The Parties agree that such advisors as DRD may nominate shall be responsible for the preparation of the DRD Circular and that DRD’s JSE Sponsors and other nominated advisors shall submit the DRD Circular and other documents required to the JSE, the TRP and SARB (collectively, “Authorities”) to obtain the approvals and/or exemption referred to in 3.1.1.1, 3.1.1.1.2 and 3.1.1.1.4 and 3.1.1.1.6 respectively but that to the extent that any meeting is held with any of the aforegoing Authorities each Party shall be entitled to be represented thereat. It is further agreed that —

3.2.1                                                                           the Parties shall co-operate with each other and timeously provide the advisors contemplated above with all such documents and information as those advisors may reasonably require. Notwithstanding the aforegoing or any other provision of this 3.2, Sibanye shall be afforded a reasonable opportunity to review and make comments on the Circular and/or any other documents submitted in terms of this 3.2;

3.2.2                                                                           in the DRD Circular provision will be made for a representative nominated by Sibanye to be appointed to the DRD board with effect from the date of implementation of the DRD Exchange Agreement, subject to an affirmative vote of DRD Shareholders;

3.2.3                                                                           DRD shall bear and pay all filing fees and other costs and charges, if any, payable to any Authority in connection with such approvals and exemption; and

3.2.4                                                                           each Party shall bear and pay the cost and charges of the advisors it appoints in order to assist with such submissions and/or hearings contemplated in this 3.2.

3.3                                                   Recordal in relation to the grant of the Licences to Operate and the Section 102 Application

It is recorded that prior to the Signature Date, Sibanye -

3.3.1                                                                           had applied for those elements of the Licence to Operate contemplated in 3.1.1.1.8 and such applications were accepted by the relevant Governmental Authority; and

3.3.2                                                                           had made the Section 102 Applications contemplated in 3.1.1.1.9.

3.4                                                   Provisions relating to the preparation of the Competition Filing for the purposes of obtaining the approval referred to in 3.1.1.1.5

3.4.1                                                                           It is recorded that the Composite Transaction will, on implementation, constitute a merger for purposes of the Competition Act.

3.4.2                                                                           The Transferring Attorneys, having been appointed by Sibanye, shall be responsible for preparing and lodging, on behalf of the Parties, as soon as reasonably possible after the Signature Date, the requisite merger filing for the Composite Transaction in accordance with the provisions of the Competition Act (and the regulations promulgated thereunder).

3.4.3                                                                           The Parties shall co-operate with the Transferring Attorneys and timeously provide them with all such documents and information as may reasonably be required to make the requisite merger filing.

3.4.4                                                                           All of the Parties shall be afforded a reasonable opportunity to review and make comments on non-confidential portions of the merger filing prior to the finalisation and submission of that merger filing to the Competition Authorities.

3.4.5                                                                           Each Party shall bear and pay its own costs in respect of the preparation of the merger filing. However, the filing and administrative fees payable to the Competition Authorities shall be borne and paid by Sibanye and DRD in equal shares.

3.4.6                                                                           Other than as set out in this 3.4, and pending the decision of the Competition Authorities, no Party shall -

3.4.6.1                                                                                                   directly or indirectly lodge, or authorise any other Person to lodge, any application or filings with the Competition Authorities (whether orally or in writing) which relate/s to the Composite Transaction without the prior written consent of Sibanye; and

3.4.6.2                                                                                                   without derogating from 3.4.6.1, perform or fail to perform any act that will, or is likely to, diminish the prospects of success of the applications and filings referred to in 3.4.1.

4                           EXCHANGE

4.1                                                   Sibanye hereby Disposes of the Business to the Issuing Party, which hereby agrees to acquire the Business from Sibanye with effect from the Delivery Date. In exchange for the Business, the Issuing Party shall issue the Consideration Shares to Sibanye credited as fully paid up.

4.2                                                   Subject to 18.5, on the Delivery Date —

4.2.1                                                                           all risk and benefit in and to the Business shall pass from Sibanye to the Issuing Party;

4.2.2                                                                           save as set out in this Agreement in respect of the Transferring Land, Sibanye shall deliver to the Issuing Party the Business in the manner set out in 6.

4.3                                                   On the Delivery Date, and subject to delivery of the Business in accordance with 4.2 read with 6, the Issuing Party shall —

4.3.1                                                                           allot and issue the Consideration Shares to Sibanye, as fully paid up shares, it being recorded that the Consideration Shares will rank pari passu in all respects with all the other ordinary shares of the Issuing Party then in issue (all of such other shares being held by Sibanye);

4.3.2                                                                           deliver to Sibanye a duly signed share certificate in respect of the Consideration Shares issued to it; and

4.3.3                                                                           cause the name of Sibanye to be entered in the Issuing Party’s securities register as the holder of the Consideration Shares issued to it.

4.4                                                   Nothing in this Agreement will operate to (i) transfer to the Issuing Party any asset of Sibanye other than the assets comprising part of the Business; or (ii) result in the transfer of delegation to, or assumption by the Issuing Party of, any Liability of Sibanye not expressly transferred, delegated or assumed in terms of this Agreement. For the avoidance of doubt, any Liabilities of Sibanye for —

4.4.1                                                                           Tax arising or accrued in respect of any period on or before the Delivery Date; and

4.4.2                                                                           Tax arising on the exchange contemplated in terms of, or under, this Agreement,

shall be retained and settled by Sibanye, which hereby indemnifies the Issuing Party against any claim in respect of any such Liabilities.

4.5                                                   Sibanye hereby records that it has never been Sibanye’s intention for the Additional Mine Dumps, the Excluded Mine Dumps or Driefontein 4 to accede to any immoveable property and that as far as Sibanye is aware, no previous owner of such immovable properties has ever intended for the Additional Mine Dumps, the Excluded Mine Dumps and Driefontein 4 to accede thereto. Accordingly, the Parties have agreed to the provisions of this Agreement and the transactions contemplated herein on the basis that the Additional Mine Dumps, the Excluded Mine Dumps and Driefontein 4 are moveable assets.

4.6                                                   Subject to 18.5, if, after the Delivery Date, Sibanye receives any payment in respect of the Business that is due to the Issuing Party, it will immediately account therefor to the Issuing Party. Similarly, if after the Delivery Date the Issuing Party receives any payment in respect of the Business that is due to Sibanye, it shall immediately account therefor to Sibanye.

5                           SECTION 42 OF THE INCOME TAX ACT

5.1                                                   The Disposal of the Business (which the Parties agree is a going concern capable of separate operation) in exchange for the Consideration Shares will be implemented as an asset-for-share transaction, as contemplated in section 42 of the Income Tax Act.

5.2                                                   The effective date of the transaction shall be the Delivery Date.

5.3                                                   The Parties hereby record and agree that section 42 of the Income Tax Act applies to the Disposal of the Business by Sibanye to the Issuing Party in terms of this Agreement. Consequently, Sibanye and the Issuing Party are obliged to have regard to and give effect to the provisions of section 42 of the Income Tax Act for the purposes of determining the Tax consequences for both Parties (including income Tax and capital gains Tax consequences) pursuant to the implementation of the transactions contemplated in this Agreement.

6                           CLOSING AND DELIVERY

At 12h00 on the Delivery Date, representatives of Sibanye and the Issuing Party shall meet at the premises of Sibanye, Libanon Business Park, 1 Hospital Street (off Cedar Avenue), Libanon, Westonaria and -

6.1                                                   Plan and Materials

Sibanye shall place the Issuing Party in possession and control of the Plan and Materials thereby delivering same to the Issuing Party;

6.2                                                   DP2 Plant, DP3 Plant and Pilot Plant

Sibanye shall place the Issuing Party in possession and control of the DP2 Plant, DP3 Plant and Pilot Plant thereby delivering same to the Issuing Party by way of constructive delivery;

6.3                                                   Additional Mine Dumps and Driefontein 4

In the presence of the notary public nominated by Sibanye, which notary public shall prepare the relevant notarial deed confirming delivery, Sibanye shall deliver the Additional Mine Dumps and Driefontein 4 by way of traditio longa manu by pointing such Additional Mine Dumps and Driefontein 4 out to the Issuing Party and thereby placing the Issuing Party in control thereof. In this regard it is recorded that the representatives of Sibanye and the Issuing Party may need to travel from the location of the initial meeting to each Additional Mine Dump and/or Driefontein 4;

6.4                                                   Land

Pending the transfer of the Transferring Land to the Issuing Party, Sibanye shall place the Issuing Party in possession of the Transferring Land on the Delivery Date in accordance with the provisions of 8. Sibanye shall place the Issuing Party in possession of the Leased Land on the Delivery Date in accordance with the provisions of the Lease Agreement;

6.5                                                   Licences to Operate

The Licences to Operate will, to the extent required, be more fully addressed in the Use and Access Agreement.

7                           ACCESS

It is recorded that the Access Rights will be delivered in terms of the Use and Access Agreement.

8                           TRANSFERRING LAND

8.1                                                   Sibanye shall transfer ownership of the Transferring Land to the Issuing Party by registration of transfer thereof to the Issuing Party in the appropriate Deeds Registry Office (at Sibanye’s expense, with Sibanye agreeing to settle all amounts requested by the Transferring Attorneys in this regard) as soon as possible after the Delivery Date, after the grant of all required consents, clearances and approvals. With effect from the Delivery Date, Sibanye and the Issuing Party agree that —

8.1.1                                                                           the Issuing Party shall be liable for all rates, Taxes, levies and similar imposts (including any provision made by the relevant local authority for utility consumption accounts) levied in respect of the Transferring Land;

8.1.2                                                                           the Issuing Party shall be entitled free of charge, to possess and occupy the Transferring Land (at its own risk) as if it were the owner thereof even if transfer takes place after that date;

8.1.3                                                                           the Issuing Party shall be entitled free of charge, to the use and enjoyment of the Transferring Land (at its own risk) as if it were the owner thereof (but subject to the terms of the Use and Access Agreement) even if transfer takes place after that date; and

8.1.4                                                                           written confirmation from the Transferring Attorneys that the registration of transfer of the Transferring Land has occurred shall be prima facie proof of delivery of the Transferring Land for purposes of this 8.

8.2                                                   The Issuing Party hereby appoints Sibanye to be its lawful attorney and agent with the power of substitution and with full power and authority to manage, conduct and transact on its behalf on all matters relating to and for the purposes of securing transfer of the Transferring Land to the Issuing Party and such powers and authorities shall continue to be of full force and effect for all purposes and circumstances in order to register the transfers as contemplated in this 8. Sibanye shall keep the Issuing Party timeously informed of any matters requiring the Issuing Party’s action in relation to and for the purposes of securing transfer of the Transferring Land to the Issuing Party, and of any actions taken by Sibanye on the Issuing Party’s behalf, pursuant to the rights granted to Sibanye under this 8.2.

8.3                                                   Such transfers shall be on the basis, inter alia, that —

8.3.1                                                                           the Issuing Party has purchased the Transferring Land subject to all conditions of title and servitudes (whether registered and unregistered) to which they may be or become subject;

8.3.2                                                                           the Transferring Land will be subject to any conditions of title and servitudes (whether registered and unregistered) which may be imposed by any Governmental Authority as a condition of its consent to any subdivision or consolidation; and

8.3.3                                                                           Sibanye shall not be responsible for any error in description or deficiency in the extent of the Transferring Land nor shall it benefit from any excess in extent.

8.4                                                   Sibanye shall assume responsibility, at its cost (including the costs of any repairs required before such certificate can be lawfully issued), for obtaining the following compliance certificates, to the extent applicable to the Transferring Land prior to the registration of transfer thereof —

8.4.1                                                                           electrical certificates of compliance and test reports required in terms of the Electrical Installation Regulations 2009 made under the OHSA;

8.4.2                                                                           electric fence system certificates of compliance as required under by Regulations 12(4) and 13(1) of the Electrical Machinery Regulations 2011;

8.4.3                                                                           certificates of conformity in respect of any gas installations existing upon the Transferring Land as required by the pressure equipment regulations made under OHSA; and

8.4.4                                                                           rates clearance certificates.

8.5                                                   Without derogating from the aforegoing provisions of this 8, if any separate or short form agreement is required to give effect to the transfer of the Transferring Land at any deeds registry office the Transferring Attorneys shall prepare such separate or short form agreement and the Parties shall execute such agreement unless such agreement conflicts in any respect with the provisions of this Agreement.

9                           POST DELIVERY OBLIGATIONS

9.1                                                   Prior to Sibanye decommissioning any Excluded Mine Dump (“Decommissioned Dump”), Sibanye shall deliver a written notice of its intention so to do (“Decommissioning Notice”) to the Issuing Party. Within 30 Business Days of delivery of the Decommissioning Notice by Sibanye to the Issuing Party (“Negotiation Period”), representatives of Sibanye and the Issuing Party shall meet, on one or more occasions, in an attempt to reach an agreement as to how to deal with the Decommissioned Dump. If, within the aforesaid 30 Business Days, representatives of Sibanye and the Issuing Party fail to meet or to reach agreement as to how to deal with the Decommissioned Dump the provisions of 9.2 to 9.5 shall apply.

9.2                                                   At the end of the Negotiation Period, unless Sibanye and the Issuing Party have reached an agreement to the contrary, the Issuing Party shall have an election either to —

9.2.1                                                                           take ownership and transfer of the Decommissioned Dump on the basis set out in 9.3 (“Option One”); or

9.2.2                                                                           take ownership and transfer of the Decommissioned Dump on the basis set out in 9.4 (“Option Two”).

The Issuing Party shall deliver a written notice to Sibanye (“Election Notice”) notifying Sibanye whether the Issuing Party elects Option One or Option Two within 15 Business Days after the expiry of the Negotiation Period; provided that if the Issuing Party fails to deliver an Election Notice or contends for some other option other than Option One or Option Two (which other option Sibanye declines in its discretion to consider further), the Issuing Party shall be deemed to have elected Option Two.

9.3                                                   If Option One is applicable —

9.3.1                                                                           on the fifth Business Day after delivery of the Election Notice electing Option One (or the fifth Business Day after the date on which the Issuing Party shall be deemed to have elected Option One), representatives of Sibanye and the Issuing Party shall meet at the address stipulated in 6. At that meeting, Sibanye shall, for no consideration, transfer ownership of, and all risk and benefit in and to, the Decommissioned Dump and the Issuing Party shall be obliged to accept the aforesaid transfer of ownership, and all risk and benefit in and to, the Decommissioned Dump. The transfer of ownership of the Decommissioned Dump shall be effected by delivery thereof mutatis mutandis in accordance with 6.3 or otherwise in accordance with, and subject to fulfilment of any conditions imposed by, the provisions of any Applicable Law;

9.3.2                                                                           Sibanye hereby warrants, represents and undertakes to and in favour of the Issuing Party that, on transfer and delivery of the Decommissioned Dump in accordance with 9.3.1, -

9.3.2.1                                                                                                   Sibanye shall be the owner of the Decommissioned Dump and no Encumbrance will exist over the Decommissioned Dump;

9.3.2.2                                                                                                   Sibanye shall have fully complied with all Applicable Laws (including Environmental Laws) with respect to the Decommissioned Dump;

9.3.3                                                                           Sibanye hereby indemnifies the Issuing Party mutatis mutandis in accordance with 16 against any and all Losses the Issuing Party may suffer or incur as a result of, or in connection with, any breach of the provisions of 9.3.2;

9.3.4                                                                           the provisions of 13 and 14 shall apply mutatis mutandis with respect to the obligations to Rehabilitate any Decommissioned Dump which obligations attach to the owner of the Decommissioned Dump (being the Issuing Party against transfer of ownership of the Decommissioned Dump to it in terms of 9.3.1; provided that Sibanye undertakes to ensure that, unless otherwise agreed in writing between Sibanye and the Issuing Party having regard to the provisions of any Applicable Law in force at such point in time, —

9.3.4.1                                                                                                   at least 75% of the amount determined by the DMR as being required as a provision for Rehabilitation of the Decommissioned Dump (“Required Provision”) shall be transferred from the Sibanye Rehabilitation Trust to the DRD Rehabilitation Trust; and

9.3.4.2                                                                                                   no more than 25% of the Required Provision shall be provided for by way of guarantees from which Sibanye would have to be released.

9.4                                                   If Option Two is applicable, -

9.4.1                                                                           Sibanye shall within a period of 12 months after the delivery of the Election Notice electing Option Two (or such longer period as may be required in the circumstances) be obliged to —

9.4.1.1                                                                                                   vegetate the Decommissioned Dump to a standard that provides an effective and adequate control of dust emissions from the Decommissioned Dump, which standard shall not exceed the standards imposed by any Applicable Laws that apply at such point in time; and

9.4.1.2                                                                                                   install such infrastructure (such as launders and paddocks) so as to contain and prevent any uncontrolled discharge of effluent from the Decommissioned Dump at that point in time;

9.4.2                                                                           Sibanye shall on having fulfilled its obligations in terms of 9.4.1, and without having any ongoing obligations in respect of maintenance and Rehabilitation, deliver a written notice to the Issuing Party to the effect that Sibanye has complied with 9.4.1 and on the fifth Business Day after the date of delivery of such notice, Sibanye and the Issuing Party shall meet at the address stipulated in 6. At that meeting, Sibanye shall, for no consideration, transfer ownership of, and all risk and benefit in and to, the Decommissioned Dump and the Issuing Party shall be obliged to accept the aforesaid transfer of ownership, and all risk and benefit in and to, the Decommissioned Dump. The transfer of ownership of the Decommissioned Dump shall be effected by delivery thereof mutatis mutandis in accordance with 6.3 or otherwise in accordance with, and subject to fulfilment of any conditions imposed by, the provisions of any Applicable Law;

9.4.3                                                                           Sibanye hereby warrants, represents and undertakes to and in favour of the Issuing Party that, on transfer and delivery of the Decommissioned Dump in accordance with 9.4.2, -

9.4.3.1                                                                                                   Sibanye shall be the owner of the Decommissioned Dump and no Encumbrance will exist over the Decommissioned Dump;

9.4.3.2                                                                                                   Sibanye shall have fully complied with all Applicable Laws (including Environmental Laws) with respect to the Decommissioned Dump that apply prior to the closure of a dump;

9.4.4                                                                           Sibanye hereby indemnifies the Issuing Party mutatis mutandis in accordance with 16 against any and all Losses the Issuing Party may suffer or incur as a result of, or in connection with, any breach of the provisions of 9.4.3;

9.4.5                                                                           the provisions of 13 and 14 shall apply mutatis mutandis with respect to the obligations to Rehabilitate any Decommissioned Dump which obligations attach to the owner of the Decommissioned Dump (being the Issuing Party against transfer of ownership of the Decommissioned Dump to it in terms of 9.3.1; provided that Sibanye undertakes to ensure that, unless otherwise agreed in writing between Sibanye and the Issuing Party having regard to the provisions of any Applicable Law in force at such point in time, —

9.4.5.1                                                                                                   at least 75% of the Required Provision for Rehabilitation of the Decommissioned Dump shall, subject to 9.4.6, be transferred from the Sibanye Rehabilitation Trust to the DRD Rehabilitation Trust; and

9.4.5.2                                                                                                   25% of the Required Provision shall be provided for by way of guarantees from which Sibanye would have to be released;

9.4.6                                                                           Sibanye shall be entitled to reduce the amount transferred in accordance with 9.4.5.1 by an amount equal to all reasonable and demonstrable costs and expenses incurred by Sibanye in giving effect to 9.4.1 (“Clean-up Costs”). In addition to the aforegoing, in the event that the Issuing Party determines that it intends to reprocess any Decommissioned Dump transferred to it in terms of this 9.4, the Issuing Party shall before commencing any such reprocessing refund and pay to Sibanye an amount equal to the Clean-up Costs.

9.5                                                   Any dispute between Sibanye and the Issuing Party which relates to the provisions of 9.1 to 9.4 shall be deemed to be a dispute of a technical nature and shall be resolved in accordance with the provisions of the Use and Access Agreement which regulate disputes of a technical nature and such provisions shall apply mutatis mutandis as if incorporated into this Agreement.

9.6                                                   After the Delivery Date, Sibanye shall have the right, on no less than 20 Business Days written notice/s to that effect given to both DRD and the Issuing Party, to require the Issuing Party (which shall then be obliged) to —

9.6.1                                                                           grant Sibanye use of, and access to, the Pilot Plant in order to (i) test selected flow sheets on a continuous basis with various feed tailings material in conjunction with selected process water; (ii) optimise the operating conditions to maximise the recovery of uranium and gold; (iii) verify flotation metal recoveries and mass pulls at the recommended retention time, reagent addition and air addition for various representative feed material; (iv) use the pilot plant as a training facility for metallurgists and operators; process skills training and development of client operators; and (v) establish the effect of recirculating process water on metal recovery, reagent consumption and plant through put (Gypsum formation); provided that Sibanye shall pay a reasonable proportionate operating fee in respect of such use and access;

9.6.2                                                                           permit Sibanye to deposit and store tailings from its workings on the RTSF against payment of a reasonable proportionate operating fee (being a percentage of the day-to-day cost of running the facility calculated with reference to the tonnes deposited by Sibanye relative to total deposits), provided that —

9.6.2.1                                                                                                   Sibanye shall only be entitled to make deposits in accordance with 9.6.2 to the extent that such deposits would not compromise the Issuing Party’s compliance with the rate of deposition specified in the applicable Environmental Authorisation and life of mine;

9.6.2.2                                                                                                   to the extent that any capital improvements are required to the RTSF to accommodate the deposit of tailings by Sibanye in terms of 9.6.2 which would not have been made other than to accommodate such deposits, the reasonable proportionate operating fee payable by Sibanye shall cover the cost of such capital improvements.

9.7                                                   The Issuing Party shall not, and DRD shall not permit the Issuing Party to, -

9.7.1                                                                           toll treat surface materials of any third party (not being a member of the DRD Group) at DP2 Plant, DP3 Plant and Driefontein 4 or the RTSF;

9.7.2                                                                           allow third parties (not being a member of the DRD Group) to deposit materials on RTSF or Driefontein 4,

without the prior written consent of Sibanye, which consent shall not be unreasonably withheld. Sibanye (or its duly authorised representatives) shall be entitled, at reasonable times and on no less than 72 hours’ notice, to access and inspect DP2 Plant, DP3 Plant and Driefontein 4 for the purposes of monitoring compliance with this Agreement.

9.8                                                   DRD and the Issuing Party acknowledge and agree that the tailings storage facility which they intend to construct for the treatment of gold assets may be inadequate for the requirements of DRD and the Issuing Party (on the one hand) and those of Sibanye (on the other hand). Accordingly, DRD and the Issuing Party shall consult with Sibanye in respect of the design and construction of the RTSF, and provided that Sibanye contributes additional capital and costs required and that all further legal and third party contractual approvals and consents are in place, ensure that the RTSF is designed so as to suit the requirements of all the Parties.

9.9                                                   After the Delivery Date, the Issuing Party shall commence with the development of a larger tailings retreatment project (“Larger Tailings Retreatment Project”) substantially in accordance with the outline and time-frames specified in Annexure F hereto or, failing that, on such other basis as may be agreed in writing between DRD and Sibanye from time to time.

9.10                                            It is recorded that, in regard to the pipeline infrastructure for the Business, certain parts thereof extend over private properties not owned by Sibanye. Should Sibanye not be able to negotiate the relevant servitudes with the relevant parties it will be necessary to re-route the pipeline infrastructure over land owned by Sibanye. This will require an amendment to the EMP. To the extent that the approval of the amendment to the EMP delays the development of the Larger Tailings Retreatment Project, the time frames in Annexure F shall be adjusted accordingly to cater for the delay in obtaining the approval to the amendment of the EMP.

10                    SECTION 34(1) OF THE INSOLVENCY ACT

10.1                                            The Parties agree to dispense with the necessity of publishing the transaction contemplated in this Agreement in accordance with section 34 of the Insolvency Act. Sibanye shall indemnify the Issuing Party, and hold it harmless, against all actions, claims, costs, damages, expenses, judgments, liabilities, losses and/or penalties which the Issuing Party incurs, suffers and/or sustains as a result of notice of the transaction contemplated in this Agreement not being so published.

10.2                                            The Issuing Party has no duty to resist any proceedings to attach or to take possession of any of the assets by any Person against whom the transaction contemplated in this Agreement is void in terms of the Insolvency Act as a consequence of the transaction not being so published. However, -

10.2.1                                                                    the Issuing Party shall give Sibanye written notice of any such proceedings as soon as it becomes aware thereof; and

10.2.2                                                                    the Issuing Party is entitled (but not obliged) in such circumstances to pay the creditor such amount as may be due and payable by Sibanye to it and to claim such amount from Sibanye or to require by notice to Sibanye, who will then become obliged to procure, at its own cost and expense, that the assets concerned are released from attachment and returned to the Issuing Party and/or that such creditor’s claim is satisfied, as the case may be.

11                    EMPLOYEES

11.1                                            On the Delivery Date, transfer of the Employees to the Issuing Party shall take place in terms of section 197 of the Labour Act, subject to the remaining provisions of this 11.

11.2                                            Sibanye shall communicate, liaise and generally co-operate with each other to notify the Employees in relation to the disposal of the Business and to procure their orderly transfer from Sibanye to the Issuing Party.

11.3                                            As soon as possible after the Delivery Date, but in any event within a period of 30 calendar days of such date and as required by section 197 of the Labour Act, the Parties shall jointly compile and sign a separate agreement in substantially the same form as the valuation schedule attached to this Agreement as Annexure E (“Valuation Agreement”) in accordance with the provisions of section 197(7) of the Labour Act, which Valuation Agreement shall reflect a valuation as at the Delivery Date of any -

11.3.1                                                                    leave pay accrued to the Employees;

11.3.2                                                                    severance pay calculated at one weeks remuneration per completed year of service that would have been payable to the Employees in the event of dismissal by reason of the employer’s operational requirements;

11.3.3                                                                    any other payments that have accrued to the Employees, but which have not been paid (including but not limited to commission earned by sales representatives and any bonus payments or any pro rata portion thereof), as at the Effective Date.

11.4                                            Sibanye and the Issuing Party shall comply with all the provisions of the Labour Act, to safeguard the rights and interest of the Employees whose services the Issuing Party is obliged to take over.

11.5                                            The Issuing Party shall recognise and give effect to the length of service and the service record of the Employees to be taken over by the Issuing Party for the purposes of determining their remuneration packages, any awards for long service and the implementation of any retrenchment programmes which might be instituted by the Issuing Party at any time after the Delivery Date.

11.6                                            The Parties agree that none of the provisions of this Agreement, including the provisions of this 11, are intended or to be construed as -

11.6.1                                                                    to confer any rights on any Employee which may be enforced by any such Employee against any of the Parties to this Agreement, save as permitted under the Labour Act, and none of the provisions of this Agreement shall be construed so as to confer any such rights;

11.6.2                                                                    to in any way limit or prejudice the Issuing Party’s and Sibanye’s rights to negotiate a new employment agreement with any of the Employees as contemplated in section 197(6) of the Labour Act; and

11.6.3                                                                    to impose any liability or obligation on Sibanye to effect payment to any Employee arising from the termination of such Employee’s employment with the Issuing Party after the Effective Date for any reason whatsoever.

11.7                                            Sibanye warrants in favour of the Issuing Party that -

11.7.1                                                                    as at the Delivery Date the only Employees of Sibanye in relation to the Business and which will be affected in terms of the provisions of this 11, will be those Persons whose names are set out in Annexure D hereto;

11.7.2                                                                    as at the Delivery Date (save as provided for in the valuation schedule annexed hereto marked Annexure E), no Employee will be entitled to any salary, bonus or any other entitlement (including any entitlement in respect of any leave cycle or period preceding the Delivery Date or any entitlement under any share option, share incentive or share ownership scheme), and Sibanye hereby indemnifies and holds the Issuing Party harmless against any claims which may be made by any such Employee against the Issuing Party in relation to any such entitlements.

11.8                                            Should any claim arise against the Issuing Party by any of the Employees, arising out of a claim for salary, wages or otherwise in respect of any of the Employees’ employment with Sibanye or the termination thereof, for the period of the Employee’s employment with Sibanye until the Delivery Date (other than a claim in respect of any obligations to be performed under any contract after the Delivery Date), Sibanye hereby indemnifies and holds the Issuing Party harmless for any such claim and from any cost, damage or other disbursement incurred or suffered by the Issuing Party as a result thereof excluding any liabilities which have transferred to the Issuing Party.

11.9                                            The Issuing Party shall be liable with effect from the Delivery Date for the cost in respect of the Employees, of all the employer’s contributions to the respective pension and/or provident fund/s and shall be responsible for the collection and payment to the respective pension and/or provident fund/s of all Employees’ contributions in compliance with the rules of the applicable pension and/or provident fund/s.

12                    VALUE-ADDED TAX

12.1                                            As at the Delivery Date, each of Sibanye and the Issuing Party will be registered as “vendors” in accordance with the provisions of the VAT Act.

12.2                                            Having regard to 12.1, the Parties record and agree that the Business is being supplied by one vendor to another vendor and that the provisions of section 42 of the Income Tax Act have been complied with as contemplated in 5.

12.3                                            Accordingly, Sibanye and the Issuing Party shall, in terms of section 8(25) of the VAT Act be deemed to be the same Person and no VAT shall be payable on the supply referred to in 12.2.

12.4                                            Notwithstanding the aforegoing, should VAT be payable for any reason in respect of the Disposal of the Business the Parties record and agree that —

12.4.1                                                                    the Business is a going concern and all of the assets necessary to carry on an enterprise as envisaged in the VAT Act are disposed of by Sibanye to the Issuing Party in terms of this Agreement;

12.4.2                                                                    the supply of Business in terms of this Agreement will, as at the Delivery Date, constitute an income earning activity for purposes of the VAT Act;

12.4.3                                                                    the Business being transferred constitutes an enterprise capable of separate operation,

and, accordingly, the transfer of the Business contained in this Agreement falls within the ambit of section 11(1)(e) of the VAT Act and therefore VAT is payable at the rate of zero percent.  Sibanye will render a tax invoice to the Issuing Party reflecting that VAT is payable at a rate of zero percent in the event that this 12.4 is applicable.

12.5                                            Should, after the Delivery Date, the South African Revenue Service (“SARS”) hold that the transfer of (i) the Business, or (ii) any assets of the Business by Sibanye to the Issuing Party in terms of this Agreement is subject to VAT at a rate other than zero percent, the value of the Consideration Shares shall be deemed to be inclusive of VAT and Sibanye shall be liable for, and shall pay, any VAT (or penalties and/or interest thereon) that may be levied by SARS in respect of such transfer and indemnifies the Issuing Party accordingly.

13                    REHABILITATION LIABILITIES

13.1                                            It is recorded that Sibanye —

13.1.1                                                                    will, as part of the Licence to Operate, obtain approval of an EMP in respect of, amongst others, the Business;

13.1.2                                                                    through guarantees issued, or to be issued, on behalf of Sibanye (“Sibanye Guarantees”), Sibanye has made, and will in respect of the Section 102 Applications make, financial provisions as required by the DMR for the obligations to Rehabilitate all disturbances of the environments which attach to ownership of the assets of the Business and which are caused by Sibanye’s operations.

13.2                                            In light of Sibanye ceasing to be the owner of the assets of the Business on the Delivery Date, the liabilities to Rehabilitate shall cease to attach to Sibanye and, accordingly, the Parties shall use their reasonable commercial endeavours in order to procure —

13.2.1                                                                    the release of Sibanye from the Sibanye Guarantees to the extent that they relate exclusively to the Business; and

13.2.2                                                                    the Issuing Party shall be bound by all the provisions of, and shall accept liability for all the obligations and liabilities of Sibanye in terms of, the Sibanye Guarantees.

13.3                                            The Issuing Party shall as owner of the assets of the Business bear the Liability to effect all Rehabilitation arising from the operation of the Business, which is required to be effected on or at any time after the Delivery Date in terms of —

13.3.1                                                                    the EMP; and/or

13.3.2                                                                    any other law,

irrespective of whether such disturbance was caused and or when such obligation or Liability to Rehabilitate arose or arises.

14                    REHABILITATION TRUST FUND

14.1                                            As soon as reasonably possible after the implementation of the exchange in terms of the DRD Exchange Agreement, Sibanye shall procure that the auditors of the Sibanye Rehabilitation Trust provide to DRD, the Issuing Party and Sibanye with a written schedule (“Rehabilitation Schedule”) detailing, setting out and confirming the total amount standing to the credit of the Sibanye Rehabilitation Trust in respect of the Business (“Total Trust Amount”), which Total Trust Amount shall include any and all returns or contributions made to the Sibanye Rehabilitation Trust up to the relevant date of transfer of the Total Trust Amount to the DRD Rehabilitation Trust pursuant to 14.2.

14.2                                            As soon as reasonably practical following receipt by DRD, the Issuing Party and Sibanye of the Rehabilitation Schedule, Sibanye shall procure that the trustees of the Sibanye Rehabilitation Trust transfer the Total Trust Amount to the DRD Rehabilitation Trust.

14.3                                            The provisions of 13 and 14 constitute a stipulation for the benefit of the DRD Rehabilitation Trust and the Sibanye Rehabilitation Trust. Such benefits may be accepted by way of a written notice delivered to the Parties at any time.

15                    SIBANYE’S WARRANTIES

15.1                                            Sibanye gives DRD and the Issuing Party the Warranties on the basis that -

15.1.1                                                                    this Agreement is entered into by DRD and the Issuing Party relying on the Warranties, each of which is deemed to be both a material representation inducing DRD and the Issuing Party to enter into this Agreement and an essential contractual undertaking by Sibanye to ensure that the Warranty is true and correct;

15.1.2                                                                    each Warranty shall be a separate and independent warranty which, subject to 15.1.3, shall not be limited by reference to or inference from the terms of any other Warranty or by any other provision in this Agreement;

15.1.3                                                                    the liability of Sibanye in connection with the Warranties shall be subject to -

15.1.3.1                                                                                            the limitations contained in 17;

15.1.3.2                                                                                            and qualified by, the disclosures fairly made by Sibanye in the Disclosure Schedule;

15.1.4                                                                    save as expressly provided in this 15 and Annexure A, Sibanye gives no warranties or representations of any nature whatever, whether express, tacit or implied by law, in relation to the Business and/or its assets or any other matter whatsoever.

16                    INDEMNITIES BY SIBANYE

16.1                                            Without prejudice to any of the rights of DRD or the Issuing Party at law or in terms of any other provision of this Agreement, Sibanye indemnifies DRD and the Issuing Party (each the “Indemnified Party”) against all Losses which the Indemnified Party may suffer or incur as a result of or in connection with any breach of any Warranty (collectively, “Indemnified Loss”).

16.2                                            The Indemnified Party shall not admit any liability in respect of any claim that may give rise to an Indemnified Loss. The Indemnified Party shall notify Sibanye in writing of any such claim as soon as is reasonably possible after the Indemnified Party becomes aware of that claim, but in any event within 30 days after the Indemnified Party becomes aware of that claim, to enable Sibanye to contest that claim.

16.3                                            Sibanye shall, at its own expense and with the assistance of its own legal advisers, be entitled to contest any claim referred to in 16.2 in the name of the Indemnified Party until finally determined by the highest court to which appeal may be made (or which may review any decision or judgment made or given in relation thereto) or to settle any such claim and will be entitled to control the proceedings in regard thereto, provided that -

16.3.1                                                                    without prejudice to the Indemnified Party’s rights in terms of 16.1, Sibanye shall indemnify the Indemnified Party against all costs (including legal costs on the scale as between attorney and own client, any additional legal costs, penalties and interest) that may be incurred by, awarded against or otherwise become payable by, the Indemnified Party as a consequence of such steps. Sibanye may, prior to taking such steps, be required by the Indemnified Party to give reasonable security for the payment of all such costs. If the Parties are unable to agree upon the nature or amount of such security, same shall be determined by a third party agreed to in writing by the Parties, or failing such written agreement, by an attorney of not less than 15 years standing, appointed by the President for the time being of the Law Society of the Northern Provinces (or its successor body in Gauteng), whose determination shall be final and binding;

16.3.2                                                                    the Indemnified Party shall (at the expense of Sibanye and, if the Indemnified Party so requires, with the involvement of the Indemnified Party’s own legal advisers) render to Sibanye such assistance as Sibanye may reasonably require of the Indemnified Party in order to contest that claim;

16.3.3                                                                    Sibanye shall regularly, and, in any event, on demand by the Issuing Party, inform the Indemnified Party fully of the status of the contested claim and furnish the Indemnified Party with all documents and information relating to the contested claim, which may reasonably be requested by the Indemnified Party; and

16.3.4                                                                    Sibanye shall consult with the Indemnified Party prior to taking any major steps in relation to or settling that contested claim and, in particular, before making or agreeing to any announcement or other publicity in relation to that claim.

16.4                                            Sibanye shall be obliged to pay the Indemnified Party any amount due to the Indemnified Party in respect of any Indemnified Loss as soon as the Indemnified Party is obliged to pay the amount thereof (in any case which involves a payment by the Indemnified Party) or as soon as the Issuing Party actually suffers the Indemnified Loss (in any case which does not involve a payment by the Indemnified Party).

17                    LIMITATION OF LIABILITY

Notwithstanding anything to the contrary contained in this Agreement, Sibanye’s liability in terms of or in connection with this Agreement shall be limited as set out in this 17.

17.1                                            Amount

The Issuing Party or DRD (as the case may be) shall not be entitled to claim any amount which would otherwise be due to it in terms of or in connection with this Agreement —

17.1.1                                                                    unless such amount, alone or together with any other claims for amounts due by Sibanye to the Issuing Party and/or DRD in terms of or in connection with this Agreement, exceeds R50 000 000, in which event Sibanye shall, subject to 17.2 and 17.3 (inclusive) be obliged to pay the full amount/s claimed to the Issuing Party and/or DRD and not only the excess over the amount of R50 000 000;

17.1.2                                                                    to the extent that such amount, together with all other amounts payable by Sibanye to the Issuing Party and/or DRD in terms of or in connection with this Agreement, exceeds R1 300 000 000.

17.2                                            Time limitations

Sibanye shall not be liable for any claim referred to in 17.1 or otherwise (“Claim”) unless the Issuing Party or DRD (as the case may be) has given written notice to Sibanye of the Claim, specifying the factual basis of such Claim in reasonable detail to the extent then known to the Issuing Party or DRD (as the case may be), on or before the third anniversary of the Delivery Date. Save as is specifically provided herein, this 17.2 shall not be construed so as to affect the application of the law of extinctive prescription to any Claim.

17.3                                            Nature of claims

Sibanye shall not be liable for -

17.3.1                                                                    any Claim for any consequential loss, including loss of profits, injury to business reputation and/or loss of business opportunities;

17.3.2                                                                    any Claim by the Issuing Party to the extent that a Claim has been made by DRD arising out of substantially the same course or set of facts or having the course of action;

17.3.3                                                                    any Claim by DRD to the extent that a Claim has been made by the Issuing Party arising out of substantially the same course or set of facts or having the same course of action;

17.3.4                                                                    any Indemnified Loss suffered or incurred as a result of any breach of Warranty if and to the extent that -

17.3.4.1                                                                                            such breach or Indemnified Loss is caused by -

17.3.4.1.1                                                                                                                    any matter or thing done, or omitted to be done, pursuant to and in compliance with this Agreement or otherwise at the request, or with the approval in writing, of DRD;

17.3.4.1.2                                                                                                                    any act, omission or transaction of DRD (or any director, officer, employee or agent or successor-in-title of DRD);

17.3.4.1.3                                                                                                                    any passing of, or change in, or change of any generally accepted interpretation or application of, any Applicable Laws (including any change in any rates of Taxation) which occurs on or after the Signature Date;

17.3.4.1.4                                                                                                                    any failure by DRD to use reasonable endeavours to avoid or mitigate any Indemnified Loss; or

17.3.4.2                                                                                            the Issuing Party has failed to comply with 16.2 or 16.3 and that failure has caused, contributed to or aggravated the Indemnified Loss.

If the Issuing Party or DRD has the right to recover from a third party a sum which indemnifies or compensates (in whole or in part) the Issuing Party or DRD, as the case may be, in respect of any Indemnified Loss, then the Issuing Party or DRD, as the case may be, shall notify Sibanye in writing forthwith of it becoming aware of such right to enable Sibanye to take steps to obtain recovery from such third party and the Issuing Party or DRD, as the case may be, shall take all such steps (including ceding or procuring the cession of such right) as Sibanye may reasonably require (at the cost of Sibanye) in order to enable Sibanye to enforce such right.

18                    INTERIM PERIOD

18.1                                            Sibanye shall procure that, from the Signature Date until the Delivery Date —

18.1.1                                                                    the Business will be carried on in substantially the ordinary course thereof as carried on in the 24 months prior to the Signature Date (“In the Ordinary Course”);

18.1.2                                                                    without prejudice to the generality of the aforegoing, Sibanye will not —

18.1.2.1                                                                                            lease the Transferring Land or the Excluded Land to a third party or grant any other right over or in respect of such land which would prejudice the Issuing Party’s access to and use thereof as contemplated in the agreements to give effect to the Composite Transaction;

18.1.2.2                                                                                            Dispose of or Encumber the Business to a third party;

18.1.2.3                                                                                            remove, or allow any third party to remove, the assets of the Business (or any part thereof) from their location as at the Signature Date for any reason whatsoever;

18.1.2.4                                                                                            enter into any transaction in respect of the Business other than In the Ordinary Course;

18.1.2.5                                                                                            commence, compromise or discontinue any legal, administrative, regulatory or arbitration proceedings (other than routine debt collection) in respect of or in connection with the Business;

18.1.2.6                                                                                            make or agree to any material amendment, variation, deletion, addition, renewal or extension to or of, terminating or giving any notice of termination of the terms of any Licences to Operate (or the applications in respect thereof).

18.2                                            Between the Signature Date and the Delivery Date, Sibanye shall —

18.2.1                                                                    subject to the provisions of any Applicable Law and the Listings Requirements, keep DRD appraised of all and any decisions which Sibanye intends to make in respect of any of the Business that may have a financial impact in excess of R1 000 000 or which would otherwise reasonably be considered as material to an acquiror of the Business;

18.2.2                                                                    grant DRD and its employees, agents, representatives and advisers access at all reasonable times on at least 24 hours’ notice to Sibanye (and in a manner so as not unreasonably to interfere with the normal business operations) to the Business and all personnel and documents which may reasonably be required to monitor compliance by Sibanye with its obligations in terms of this Agreement;

18.2.3                                                                    absent any force of majeure, maintain the Additional Mine Dumps and Driefontein 4 using the same environmental management regime as Sibanye did in the 12 month period preceding the Signature Date;

18.2.4                                                                    give prompt notice to DRD of any adverse development causing a breach or which is likely to cause a breach of any of the Warranties; provided that no disclosure by Sibanye in terms of this 18.2.3 shall be regarded as amending or supplementing the Disclosure Schedule or shall prevent or cure any misrepresentation, breach of Warranty or breach of any undertaking.

18.3                                            Between the Signature Date and the Delivery Date, Sibanye shall immediately upon becoming aware thereof, disclose to DRD any circumstances which have or may have a material impact on the Business, including any —

18.3.1                                                                    actual or potential industrial action;

18.3.2                                                                    pending or threatened action, suit, claim or proceedings;

18.3.3                                                                    breakage, urgent maintenance or repairs of plant, machinery and/or equipment comprising part of the Business and having an impact of more than R1 000 000.

18.4                                            Insurance policies and occurrence of an Insurable Event

18.4.1                                                                    Sibanye undertakes to the Issuing Party and DRD to maintain in force (and to pay all premiums related to) its current insurance policies (or similar replacement insurance policies) in respect of, inter alia, the assets of the Business (“Insurance Policies”) in respect of the period between the Signature Date and the Delivery Date. It is recorded that the Insurance Policies are not capable of transfer by Sibanye to the Issuing Party and therefore will be cancelled with effect from the Delivery Date. The Issuing Party acknowledges that it shall be required to procure comparable insurance cover in respect of the assets of the Business with effect from the Delivery Date. Sibanye’s current insurance policies are as indicated in the Insurance and Risk Manual, 01 July 2017 to 30 June 2018, which is contained on the data disk provided to DRD by Sibanye as contemplated in 3.2 of the Disclosure Schedule.

18.4.2                                                                    If, prior to the Delivery Date, an event which relates to or impacts upon any asset of the Business takes place which to Sibanye’s knowledge entitles it to claim under the Insurance Policies (“Insurable Event”), then Sibanye shall submit a claim in accordance with the Insurance Policies and any amount received by Sibanye pursuant to such claim (less any deductible or excess paid in respect of such claim by Sibanye) shall (at Sibanye’s election) —

18.4.2.1                                                                                            be apportioned, within 10 days after the later of (i) the Delivery Date; and (ii) receipt of such amount, between Sibanye and the Issuing Party in proportion to the respective loss actually suffered by each of such Parties in its capacity as the holder of risk and benefit in the asset, in respect of Sibanye, prior to the Delivery Date, and in respect of the Issuing Party, after the Delivery Date; or

18.4.2.2                                                                                            be applied where relevant towards restoring or replacing the relevant damaged or destroyed parts of the asset.

18.4.3                                                                    After the Delivery Date, the Issuing Party shall provide all reasonable assistance to Sibanye, in respect of any insurance claims lodged by Sibanye before the Delivery Date.

18.5                                            To the extent that the Issuing Party is unable to commence processing slimes from the Driefontein Dump 3 on the Delivery Date, then Sibanye shall have the right but not the obligation, from the Delivery Date until 31 August 2018, to toll treat gold bearing material (whether such material is Sibanye’s or procured from third parties) on behalf of Sibanye at DP2 Plant and/or DP3 Plant. The toll treatment fee payable by Sibanye to the Issuing Party shall be equal to the operating costs of the DP2 Plant and DP3 Plant, which plants shall be operated by the Issuing Party in substantially the same manner as they were operated prior to the Delivery Date. To the extent that Sibanye does not procure any gold bearing material to toll treat or if Sibanye (in its sole discretion) elects not to toll treat any gold bearing material, then Sibanye will be responsible for the operating costs or, if it so elects, the care and maintenance costs of (including any costs arising from its election to implement care and maintenance at) the DP2 Plant and DP3 Plant (as the case may be) from the Delivery Date until 31 August 2018.

18.6                                            Subject to 18.7, DRD shall be entitled (but not obliged) to commence construction of the Larger Tailing Retreatment Project prior to the Delivery Date so as to ensure it does not fall behind the time frames in Annexure F.

18.7                                            If DRD commences construction of the Larger Tailings Retreatment Project prior to the Delivery Date, DRD shall do so —

18.7.1                                                                    on the basis that at least the Suspensive Condition in 3.1.1.1.5 must have been fulfilled;

18.7.2                                                                    at its own cost and at its own risk, and DRD hereby acknowledges and agrees that it shall not be entitled to any compensation from the Issuing Party and/or Sibanye in respect of construction undertaken by it prior to the Delivery Date (including if this Agreement does not come into force and effect as a result of any Suspensive Condition not being met, other than as a result of a breach of the provisions of 3 by Sibanye). Without derogating from the generality of the aforegoing, to the extent that DRD commences construction of the Larger Tailings Retreatment Project prior to the Delivery Date and this Agreement fails to come into force as a result of any of the Suspensive Conditions not being met, Sibanye shall be entitled at its election to either (a) keep and retain, for no compensation, any elements of the Larger Tailings Retreatment Project already constructed, or (b) require, at no cost, that DRD remove any elements of the Larger Tailings Retreatment Projects already constructed and that DRD makes good any damage visible on a reasonable inspection flowing from such removal;

18.7.3                                                                    strictly on the basis that such construction in no way interferes with the conduct by Sibanye of its business.

18.8                                            If, in order to commence construction of the Larger Tailings Retreatment Project, DRD elects to waive the Suspensive Condition in 3.1.1.1.8 and/or 3.1.1.1.9, Sibanye shall nevertheless be obliged to continue to exercise reasonable endeavours to give effect to 3.1.1.1.8 and/or 3.1.1.1.9 unless this Agreement ceases to be of force and effect due to non-fulfilment of any Suspensive Condition not capable of being waived by DRD.

19                    CONFIDENTIALITY

19.1                                            Subject to 19.2, no Party shall, at any time after the Signature Date, directly or indirectly disclose, or directly or indirectly use, whether for its own benefit or that of any other Person, -

19.1.1                                                                    any information -

19.1.1.1                                                                                            regarding the contents of this Agreement;

19.1.1.2                                                                                            relating to the Company, its assets and affairs, including all communications (whether written, oral or in any other form) and all reports, statements, schedules and other data concerning any financial, technical, labour, marketing, administrative, accounting or other matter, (collectively, the “Confidential Information”);

19.1.2                                                                    any document or other record (whether in electronic or any other medium whatsoever) containing Confidential Information which is supplied to it by the other Party as well as documents, diagrams and records which are produced by it (whether or not by copying, photocopying or otherwise reproducing documents or records supplied to it), and containing any Confidential Information (“Confidential Records”).

19.2                                            Notwithstanding 19.1, Confidential Information may be disclosed by a Party (“Disclosing Party”) -

19.2.1                                                                    to any expert appointed in terms of this Agreement;

19.2.2                                                                    to the extent to which the prior written consent for such disclosure has been obtained from the other Party/ies;

19.2.3                                                                    to the extent to which disclosure is required by law (excluding contractual obligations) or by the rules of any stock exchange by which it (or any of its Affiliates) is bound, in which event the Disclosing Party shall, unless prohibited from doing so by any such law, obtain the other Party’s/Parties’ consent, not to be withheld unreasonably, for the manner of such disclosure; provided that the Disclosing Party shall not be obliged so to obtain the consent of the other Party/ies if such disclosure is required before the approval can reasonably be obtained but the Disclosing Party shall in these circumstances promptly notify the other Party/ies of the full details of such disclosure, including the reasons why time did not permit such consent to be obtained;

19.2.4                                                                    and Confidential Records may be disclosed by a Disclosing Party to the Disclosing Party’s directors, responsible employees and professional advisors who require such disclosure for the purpose of the Disclosing Party’s implementing or enforcing this Agreement or obtaining professional advice or for the purpose of complying with any law. Any conduct by any such director, employee or professional advisor which would, if that Person had been party to this 19, have been a breach of this 19 shall be deemed to be a breach of this 19 by the Disclosing Party;

19.2.5                                                                    to the extent to which it -

19.2.5.1                                                                                            is Made Public other than as a result of any breach of this Agreement or any other agreement. The expression “Made Public” shall, for this purpose, have the same meaning as when it is used in the insider trading provisions of the Financial Markets Act No 19 of 2012, which is not limited to the circumstances referred to in section 79 of that Act;

19.2.5.2                                                                                            corresponds in substance to information disclosed and/or made available by a third party to the Disclosing Party at any time without any obligation not to disclose same, unless the Disclosing Party knows that the third party from whom it received that information is prohibited from transmitting the information to Disclosing Party by a contractual, legal or fiduciary obligation to any other party;

19.2.5.3                                                                                            is information which was already in the possession of the Disclosing Party prior to its disclosure by the other Party to the Disclosing Party or is independently developed by the Disclosing Party without reference to the Confidential Information.

20                    BREACH

Should any Party breach any provision of this Agreement and fail to remedy such breach within seven days after receiving written notice requiring such remedy, then (irrespective of the materiality of such breach or provision) the other Party/ies shall be entitled, without prejudice to its other rights in terms of this Agreement or in law, including any right to claim damages, to claim immediate specific performance of all of the defaulting Party’s obligations then due for performance or to cancel this Agreement. Notwithstanding anything to the contrary contained in this Agreement, no Party shall be entitled to cancel or rescind this Agreement after the performance by the Parties of their obligations which are required to be performed on the Delivery Date in terms of this Agreement.

21                    DISPUTES

21.1                                            Save as expressly otherwise provided for in this Agreement, any dispute arising out of or in connection with this Agreement, including any dispute as to its existence, validity, enforceability or termination, shall be finally resolved in accordance with the rules of the Arbitration Foundation of Southern Africa (or its successor-in-title) (“AFSA”) by an arbitrator appointed by AFSA. There shall be a right of appeal as provided for in article 22 of such rules.

21.2                                            If AFSA no longer exists then the arbitrators shall be appointed by the President for the time being of the Law Society of the Northern Provinces Law Society and the arbitration shall be conducted in accordance with the Arbitration Act No 42 of 1965.

21.3                                            Notwithstanding anything to the contrary contained in this 21, any Party shall be entitled to obtain interim relief on an urgent basis from any competent court having jurisdiction.

21.4                                            For the purposes of 21.3 and for the purposes of having any award made by the arbitrator being made an order of court, each of the Parties hereby submits itself to the non-exclusive jurisdiction of the High Court of South Africa, Gauteng Local Division, Johannesburg.

21.5                                            This 21 is severable from the rest of this Agreement and shall remain in full force and effect notwithstanding any termination or cancellation of this Agreement, or any part thereof.

22                    CHANGE IN APPLICABLE LAWS

If, after the Delivery Date, there is any change in any Applicable Laws or the interpretation thereof which would render it necessary for the Issuing Party to obtain any right, licence, permit or approval under any Applicable Law to operate the Business which was not required at the Delivery Date, the Parties shall meet with a view to determining if it would be possible, acting reasonably, to re-arrange their dealings so as not to impact on the anticipated commercial outcomes of this Agreement for either Party pending the Issuing Party obtaining such right, licence, permit or approval. The provisions of this 22 shall not require either Party to incur any expense or liability which it would otherwise not have incurred.

23                    DOMICILIUM AND NOTICES

23.1                                            The Parties choose domicilium citandi et executandi (“Domicilium”) for all purposes relating to this Agreement, including the giving of any notice, the payment of any sum, the serving of any process, as follows -

23.1.1                                                                    Sibanye -

physical                       -                              Constantia Office Park

Bridgeview House

Ground Floor

(cnr 14th Avenue and Hendrik Potgieter Street)

Gauteng

1709

e-mail                                  -                              richard.stewart@sibanyestillwater.com

cain.farrel@sibanyestillwater.com

attention:                                                 Richard Stewart (EVP: Business Development)

Cain Farrel (Company Secretary)

23.1.2                                                                    the Issuing Party -

physical                       -                              Constantia Office Park

Bridgeview House

Ground Floor

(cnr 14th Avenue and Hendrik Potgieter Street)

Gauteng

1709

e-mail                                  -                              richard.stewart@sibanyestillwater.com

cain.farrel@sibanyestillwater.com

attention:                                                  Richard Stewart (EVP:  Business Development)

Cain Farrel (Company Secretary)

with a copy of every notice sent to the Issuing Party also to be sent to DRD or Sibanye, as the case may be dependent on which Party is giving the notice, at their respective domicilia in this 22.

23.1.3                                                                    DRDGOLD -

physical                       -                              2nd Floor, North Tower

1 Sixty Building

160 Jan Smuts Avenue

Rosebank

2196

e-mail                                  -                              niel.pretorius@drdgold.com; and

riaan.davel@drdgold.com

attention:                                                 The CEO and the CFO

23.2                                            Any Party shall be entitled from time to time, by giving written notice to the other, to vary its physical Domicilium to any other physical address (not being a post office box or poste restante) in South Africa and to vary its facsimile and/or email Domicilium to any other facsimile number and/or email address.

23.3                                            Any notice given or payment made by a Party to any other (“Addressee”) which is delivered by hand between the hours of 09:00 and 17:00 on any Business Day to the Addressee’s physical Domicilium for the time being shall be deemed to have been received by the Addressee at the time of delivery.

23.4                                            Any notice given by a Party to any other which is successfully transmitted by email or facsimile to the Addressee’s email or facsimile Domicilium for the time being shall be deemed (unless the contrary is proved by the Addressee) to have been received by the Addressee at the time of successful transmission thereof or, if such date is not a Business Day, on the next day which is a Business Day.

23.5                                            This 23 shall not operate so as to invalidate the giving or receipt of any written notice which is actually received by the Addressee other than by a method referred to in this 23.

23.6                                            Any notice in terms of or in connection with this Agreement shall be valid and effective only if in writing and if received or deemed to be received by the Addressee.

24                    GENERAL

24.1                                            This Agreement constitutes the sole record of the agreement between the Parties in relation to the subject matter hereof. No Party shall be bound by any express, tacit or implied term, representation, warranty, promise or the like not recorded herein. This Agreement supersedes and replaces all prior commitments, undertakings or representations, whether oral or written, between the Parties in respect of the subject matter hereof.

24.2                                            No addition to, variation, novation or agreed cancellation of any provision of this Agreement shall be binding upon the Parties unless reduced to writing and signed by or on behalf of the Parties.

24.3                                            No waiver, indulgence or extension of time which a Party (“Grantor”) may grant to the other/s, nor any delay or failure by the Grantor to enforce, whether completely or partially, any of its rights, shall constitute a waiver of or, whether by estoppel or otherwise, limit any of the existing or future rights of the Grantor in terms hereof, save in the event and to the extent that the Grantor has signed a written document expressly waiving or limiting such right.

24.4                                            Save as expressly provided in this Agreement, no Party shall be entitled to cede, delegate, Encumber, assign or otherwise transfer any of its rights and/or obligations in terms of, and/or interest in, this Agreement to any third party without the prior written consent of the other Parties.

24.5                                            No consent or approval in terms of or in connection with this Agreement shall be valid or effective unless in writing and signed by or on behalf of the Party/ies giving such consent or approval.

24.6                                            For the purposes of this Agreement —

24.6.1                                                                    no data message, as defined in the Electronic Communications and Transactions Act No 25 of 2002 (“ECTA”), other than an email or facsimile, shall constitute writing;

24.6.2                                                                    no electronic signature or advanced electronic signature, as defined in ECTA, shall constitute a signature, except for the purposes of varying any date referred to in this Agreement or giving any consent or approval in terms of this Agreement.

24.7                                            Without prejudice to any other provision of this Agreement, any successor-in-title, including any executor, heir, liquidator, business rescue practitioner, curator or trustee, of a Party shall be bound by this Agreement.

24.8                                            The signature by either Party of a counterpart of this Agreement shall be as effective as if that Party had signed the same document as the other Party.

24.9                                            The Parties warrant to each other that they have the legal capacity and authority required to conclude and implement this Agreement and that such conclusion and implementation do not conflict with any obligation or restriction applicable to either Party, whether in terms of any law, its constitution or otherwise.

25                    GOVERNING LAW

This Agreement shall in all respects (including its existence, validity, interpretation, implementation, termination and enforcement) be governed by the law of South Africa which is applicable to agreements executed and wholly performed within South Africa.

26                    COSTS

Other than as specifically provided for in 3, each Party shall bear and pay its own costs in relation to the negotiation, drafting, finalisation, signing and implementation of this Agreement.

Signed at Sandton on 22 November 2017

for	Sibanye Gold Limited

/s/ Neal Froneman
who warrants that he is duly authorised hereto

Signed at Sandton on 22 November 2017

for	K2017449061 (South Africa) Proprietary Limited (to be renamed WRTRP Proprietary Limited)

/s/ Richard Stewart
who warrants that he is duly authorised hereto

Signed at Sandton on 22 November 2017

for	DRDGOLD Limited

/s/ Niel Pretorius
who warrants that he is duly authorised hereto

ANNEXURE A — WARRANTIES

Save as fairly disclosed in the Disclosure Schedule, Sibanye gives the Issuing Party the warranties, representations and undertakings in this annexure.

1                           INTERPRETATION

In this annexure, unless the context clearly indicates a contrary intention, -

1.1                                                   the provisions of the agreement to which this annexure is annexed relating to its interpretation shall apply and the expressions defined in that agreement shall bear the meanings assigned to them therein;

1.2                                                   the following expressions shall bear the meanings assigned to them below and cognate expressions bear corresponding meanings -

1.2.1                                                                           “Environment” — the environment as defined in section 1 of NEMA;

1.2.2                                                                           “Environmental Approvals” - all permits, authorisations, exemptions, permissions, directives, licences, entitlements and the like issued by any Environmental Authority pursuant to the Environmental Laws (including environmental authorisations and EMPs) with respect to the Business and/or the Mining Operations in respect of the Driefontein Mining Right and the Kloof Mining Right, as the case may be, including all amendments, variations, modifications or transfers thereof from time to time;

1.2.3                                                                           “Environmental Authority” - any legal person or body of persons (including any Governmental Authority) having jurisdiction to determine (whether by delegation or otherwise) any matter arising under Environmental Law and/or relating to the Environment;

1.2.4                                                                           “Mining Right” — shall bear the meaning ascribed to that term in section 1 of the MPRDA;

1.3                                                   each Warranty which is not stated to be given as at a particular date only or in respect of a particular period only is, notwithstanding the tense used therein,

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given as at the Signature Date and the Delivery Date, and during the period between those dates;

1.4                                                   for the purposes of any reference to the knowledge or state of awareness of Sibanye in any Warranty, Sibanye shall, in addition to its actual knowledge, be deemed to have all knowledge which —

1.4.1                                                                           it would have had, had it made all due and careful enquiries about the Business and the matters in respect of which such Warranty is given;

1.4.2                                                                           the directors, officers and senior management Employees of Sibanye have or would have had, had they behaved reasonably in the course of their employment by Sibanye.

2                           BUSINESS

2.1                                                   Title and Encumbrances

Save to the extent that the Licences to Operate and the Access Rights are not capable of being owned, Sibanye is the owner of the Business and -

2.1.1                                                                           the Business, and the assets of the Business, are not subject to, or liable to become subject to, any Encumbrance;

2.1.2                                                                           Sibanye is not in any manner whatever prohibited or restricted from alienating or Encumbering the Business and, without limiting the generality of the foregoing, no Person has any right (including any option or right of first refusal) to acquire or claim delivery, ownership or transfer, or the use, occupation, possession or enjoyment, of the Business;

2.1.3                                                                           there has been no exercise, purported exercise or claim for any Encumbrance over any asset of the Business and there is no dispute directly or indirectly relating to any asset of the Business.

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2.2                                                   Mine Dumps

The Additional Mine Dumps and the Excluded Mine Dumps were created prior to 1 May 2004.

3                           ENVIRONMENTAL COMPLIANCE

3.1                                                   Sibanye has conducted the Business and the Mining Operations in respect of the Driefontein Mining Right and the Kloof Mining Right in substantial compliance with Environmental Laws.

3.2                                                   Sibanye has not received any written statutory compliance notice from any Environmental Authority during the 12 month period prior to the Signature Date alleging material non-compliance of Sibanye in relation to the Business, the Driefontein Mining Right and the Kloof Mining Right with Environmental Laws or any Environmental Approvals in relation to the Business, the Driefontein Mining Right and the Kloof Mining Right and in respect of which regulatory action in respect of the same is outstanding at the Signature Date, or with which Sibanye has failed to comply.

3.3                                                   In respect of the Business, Sibanye has completed and submitted the annual financial provisioning assessments to the extent required under the MPRDA and applicable Environmental Laws and, after these have been assessed by the DMR, Sibanye has made financial provision, or financial provision has been made on its behalf, in the amounts required by the DMR from time to time.

3.4                                                   The Licences to Operate in existence on the Signature Date and the Delivery Date are the material licences, permits, permissions, management plans and reports necessary for Sibanye to operate the Business lawfully and have been obtained, are in force and are being complied with in all material respects.  No notice to suspend or revoke the Licences to Operate has been received by Sibanye.

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4                           EMPLOYEES

4.1                                                   Annexure D of the Agreement contains, as at the Signature Date, full particulars, in relation to the Business, of -

4.1.1                                                                           the total number of Employees; and

4.1.2                                                                           the names, accrued severance pay, accrued leave and any other accrued benefits in respect of the Employees. No Employee will be entitled to any payment, entitlement and/or benefit not provided for in Annexure D.

4.2                                                   Sibanye has complied with all Applicable Laws and all determinations, arbitration awards and collective agreements, which apply to it in relation to it and the Employees.

4.3                                                   Sibanye is not party to any proceedings in terms of the Labour Act, No 66 of 1995, the Employment Equity Act, No 55 of 1998, Basic Conditions of Employment Act, No 75 of 1997 and/or any other employment related legislation in respect of any present or past employees of the Business, nor to be best of Sibanye’s knowledge have any such proceedings been instituted or application or complaint made against it and Sibanye is not aware of any facts or circumstances which may lead to such proceedings.

4.4                                                   Sibanye has no liability in respect of fringe benefits granted to the Employees, all of which have been taxed in full.

4.5                                                   To the best of Sibanye’s knowledge the contributions and levies required to be paid by the employer of the Employees in terms of the Unemployment Insurance Contributions Act No 4 of 2002, the Compensation for Occupational Injuries and Diseases Act No 130 of 1993 and the Skills Development Levies Act No 97 of 1998, have been paid by Sibanye.

4.6                                                   All pay as you earn deductions required by law to be made by Sibanye in relation to the Business have been made, proper returns have been rendered in respect thereof and all payments which are due to the fiscus in respect thereof have been made.

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4.7                                                   There is no unfunded deficit in respect of any pension or retirement fund of which the Employees are members, whether or not such unfunded deficit has been accrued or is reflected as a liability of Sibanye.

5                           ASSETS

5.1                                                   Sibanye and its assets are insured to the extent indicated in the Insurance and Risk Manual, 01 July 2017 to 30 June 2018, which is attached to the Disclosure Schedule. All premiums due in respect of such insurance have been paid and Sibanye has complied with all of the conditions to which the liability of the insurer under the policies of insurance will be subject. As at the Signature Date, Sibanye is not aware of any facts, matters or circumstances which may give rise to the cancellation of any of the said policies of insurance, or the repudiation of any claims thereunder, or to such policies not being renewed in the future, or only being renewed subject to the imposition of more onerous terms.

5.2                                                   As at the Signature Date, none of the material assets of the Business is the subject matter of any current or pending litigation or similar legal proceedings (including arbitration, criminal proceedings or administrative proceedings) and Sibanye is not aware of any facts or circumstances which may lead to any such proceedings.

5.3                                                   The plant, machinery and equipment forming part of the Business are in good working order and condition, fair wear and tear excepted, have been properly maintained in accordance with Sibanye’s historical practices and, as at the Signature Date, are capable of carrying out the functions for which they are intended.

6                           TRANSFERRING LAND AND LEASED LAND

6.1                                                   No Mining Operations have been undertaken or have commenced on any part of the Transferring Land and Leased Land.

6.2                                                   The Transferring Land’s and Leased Land’s zoning do not prohibit the intended use of such land.

5

6.3                                                   Save as disclosed in the Disclosure Schedule, Sibanye has no knowledge of any actual, pending or proposed expropriation for whatever purpose, or which will or may affect the Transferring Land and/or the Leased Land in any manner whatsoever, either directly or indirectly.

6.4                                                   The use of the Transferring Land and the Leased Land is not subject to any restrictions imposed as a result of a major hazardous installation (as defined in OHSA) on or near such land.

6.5                                                   Save as disclosed in the Disclosure Schedule, the Transferring Land and the Leased Land is not subject to any servitude, whether personal or praedial, other than any usual township municipal servitude recorded against the title deeds of the Project Land, or provided for in any applicable town planning scheme, and no agreement will have been entered into whereby any restrictive condition or servitude is to be attached to the Transferring Land and/or the Leased Land.

6.6                                                   Save as disclosed in the Disclosure Schedule, neither the Transferring Land nor the Leased Land or any part thereof is subject to any lawful right of occupation by any person.

6.7                                                   Sibanye has materially complied with all their legal obligations in respect of installations in or on the Transferring Land and/or the Leased Land.

7                           INTERIM PERIOD

Sibanye has not done anything or omitted to do anything which would result in a breach of the provisions of 18 of this Agreement.

8                           HEALTH AND SAFETY LAWS

Sibanye maintains practices and procedures to ensure material compliance with all Health and Safety Laws applicable to the Business.

6

9                           DISCLOSURES

9.1                                                   All information and documents comprising the Disclosure Schedule or given to DRD or its professional advisers by Sibanye prior to the Signature Date and/or in the course of DRD’s due diligence investigation is, as at the Signature Date, true, complete and not misleading.

9.2                                                   As at the Signature Date, Sibanye has made a full and complete disclosure to DRD of the affairs of the Sibanye insofar as the Business and the assets of the Business are concerned and all material information of whatsoever nature or kind has been disclosed to DRD which would have been material in the decision of DRD to enter into this Agreement, either at all or on the terms and conditions set out herein.

7

ANNEXURE B — DISCLOSURE SCHEDULE

1                           INTRODUCTION

In this Disclosure Schedule, -

1.1                                                   words and expressions defined in the exchange agreement (“the Agreement”) to which this is Annexure B will bear the same meaning in this Annexure B as those assigned to them in the Agreement; and

1.2                                                   if any inconsistency is revealed between the Agreement and this Disclosure Schedule, this Disclosure Schedule will prevail and will be deemed to be the relevant disclosure.

2                           EFFECT OF DISCLOSURES

2.1                                                   This Disclosure Schedule makes disclosures for the purposes of limiting the scope and effect of the Warranties given by Sibanye in the Agreement.

2.2                                                   Sibanye will not be, or be deemed to be, in breach of any Warranty to the extent that a fact, information, matter or thing is fairly disclosed (with sufficient details to enable DRD and/or the Issuing Party, as the case may be, to determine the nature and extent of the limitation and qualification) in this Disclosure Schedule, and each of DRD and/or the Issuing Party, as the case may be, acknowledge and agree that it will not have a claim in respect of any such fact, information, matter or thing and Sibanye will have no liability of any nature whatsoever or howsoever arising to DRD and/or the Issuing Party, as the case may be, in respect thereof or arising from, or out of, that fact, information, matter or thing.

2.3                                                   All disclosures are made generally in relation to the Warranties and are not to be related to any particular Warranty.  References in this Disclosure Schedule to clauses, particular paragraphs or provisions of the Agreement or any Annexure to the Agreement, or to any other documents, are inserted for convenience only and the disclosures made in this Disclosure Schedule, whether made generally or by reference to a particular clause, paragraph or provision, are disclosures made for the purposes of all the Warranties given by

1

Sibanye in the Agreement, which are qualified accordingly.  Accordingly, each disclosure contained in this Disclosure Schedule must be taken as referring to each and every clause, paragraph or provision of the Agreement and any Annexures to the Agreement to which it can relate. DRD and/or the Issuing Party will not be entitled to claim that any fact, information, matter or thing has not been disclosed to it by reason of the relevant disclosure not being specifically related in this Disclosure Schedule to any particular clause, paragraph or provision of the Agreement or any Annexures to the Agreement.

2.4                                                   The disclosure of any matter or document shall not imply any representation or warranty not expressly given in the Agreement, nor will it be taken to contain any representation or implication by Sibanye as to the materiality of the disclosure and the context of any particular Warranty.

3                           GENERAL DISCLOSURES

The following will be deemed to be disclosures made in this Disclosure Schedule -

3.1                                                   all matters that would be disclosed by a search in relation to the Company at the Companies and Intellectual Property Commission in South Africa on the date that is five Business Days before the Signature Date;

3.2                                                   all matters that are fairly disclosed in the documents disclosed by Sibanye to DRD or its advisers for the purposes of DRD’s due diligence investigation and the data disk provided to DRD by Sibanye on the Signature Date, a copy of which has been lodged with Werksmans for the purposes of identification;

3.3                                                   all matters that are fairly disclosed in the information (i) filed as a matter of public record under the rules of any stock exchange on which the shares of Sibanye are listed, or (ii) published on the website www.sibanyestillwater.com, in each case as at the Signature Date.

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Annexure C: Additional Mine Dumps (Red Markers): Driefontein 3 Dump, Driefontein 5 Dump, Kloof 1 Dump, Venterspost North Dump, Venterspost South Dump, Libanon Dump

Google Earth

Annexure C: Excluded Mine Dumps (Green Markers): Driefontein 1 Dump, Driefontein 2 Dump, Kloof 2 Dump, Leeudoorn Dump

Google Earth

Annexure C: Current Operating Assets (Yellow Markers): Driefontein 2 Plant (DP2), Driefontein 3 Plant (DP3) – Red squares demarcating where the extent of the plants

Annexure C: Current Operating Assets (Yellow Markers): Driefontein 1 Plant (DP1) – Red square demarcating where the moveable pilot plant is currently located

Google

ANNEXURE D – EMPLOYEES (DP2)

Industry number	Initials	Surname	First Name	Title	Designation	Engagement date	Exit Date	Service	Completed Years Service	Total Daily Rate	CIP Package	1 week	2 weeks	2 WEEKS PER COMPLETED SERVICE	[illegible]	[illegible]	Total Allowance	Medical Cover	Funeral Benefit (Co Cont)	[illegible]	[illegible]	[illegible]	RMA (COID)	RMA (Common Law)	RMA Company [illegible] Contribution (Based)	UIF (On Cost)	Overtime Total	Bonus Total	[illegible]	Total C DUE
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

ANNEXURE D – EMPLOYEES (DP3)

Industry number	Initials	Surname	First Name	Title	Designation	Engagement date	Service	Service	Completed Years Service	Total Basic Rate	GIP Package	1 week	2 weeks	2 WEEKS PER COMPLETED SERVICE	2 Weeks of [illegible]	[illegible]	Total Allowance	Medical Cntr	Funeral benefits (Co Cont)	MPF	[illegible]	[illegible]	RMA (COID)	RMA (Common Law)	IBA Company [illegible] (Current)	UIF (Co Cont)	Overtime Total	Bonus total	IBA	LEAVE DUE
[illegible]	M	Bonsel	[illegible]	Mr	Metallurgist	2007/11/21	30/10/2017	10.09	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	J	Theron	Joost	Mr	Asst Supervisor Metallurgy Section	1991/04/04	30/10/2017	26.58	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	TJ	Sondo	John	Mr	Supervisor Metallurgy Plant	1985/06/09	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	L	[illegible]	[illegible]	Mr	Technician Engineering IP	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	MP	[illegible]	[illegible]	Mr	Asst Supervisor Metallurgy Section	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	TG	[illegible]	[illegible]	Ms	Asst Supervisor Metallurgy Section	2007/07/17	30/10/2017	10.44	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	BM	Mphahlele	[illegible]	Mr	Asst Supervisor Metallurgy Section	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	CS	[illegible]	[illegible]	Mr	Asst Supervisor Metallurgy Section	1992/07/14	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	TA	[illegible]	Thapelo	Mr	Asst Supervisor Metallurgy Section	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	CS	[illegible]	Cannon	Mr	Central Room Supervisor Engineering	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	NP	Nkosi	Nelly	Miss	Central Room Supervisor Engineering	[illegible]	30/10/2017	10.85	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	D	[illegible]	[illegible]	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	M	[illegible]	[illegible]	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	M	[illegible]	[illegible]	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	JT	[illegible]	Joseph	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	LJ	[illegible]	Lebohang	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	21.75	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	ED	[illegible]	[illegible]	Mr	Supervisor Metallurgy Plant	[illegible]	30/10/2017	21.71	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	JD	[illegible]	James	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	MR	[illegible]	Robert	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	I	Molefe	[illegible]	Mr	Asst Supervisor Metallurgy Section	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	HK	[illegible]	[illegible]	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	ME	[illegible]	[illegible]	Ms	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	T	[illegible]	[illegible]	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	SB	[illegible]	[illegible]	Mr	Sectional Operator Grade 2 MW	1985/05/15	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	CJ	[illegible]	John	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	B	Lawrence	Lawrence	Mr	Surface Rail Fitter	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	F	[illegible]	[illegible]	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	HR	Nobela	Robert	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	JE	[illegible]	John	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	BJ	[illegible]	Johannes	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	AM	[illegible]	Andries	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	OH	[illegible]	[illegible]	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	SM	Zulu	[illegible]	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	FJ	[illegible]	[illegible]	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	27.69	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	CM	[illegible]	Cornelius	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	R	[illegible]	[illegible]	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	S	[illegible]	[illegible]	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	S	[illegible]	[illegible]	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	L	[illegible]	[illegible]	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	21.58	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	IS	[illegible]	[illegible]	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	M	Novela	[illegible]	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	PJ	[illegible]	[illegible]	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	SA	[illegible]	[illegible]	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	WA	[illegible]	Willem	Mr	Surface Rail Fitter	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	AJM	Fourie	Andries	Mr	Surface Rail Fitter	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	JH	[illegible]	Hendrik	Mr	Surface Rail Fitter	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	SC	[illegible]	Clement	Mr	Surface Rail Fitter	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	J	[illegible]	Joshua	Mr	Surface Rail Fitter	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	MJ	[illegible]	[illegible]	Mr	Artisan Instrument Mechanician [illegible]	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	SM	[illegible]	Silas	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	JS	[illegible]	Jonathan	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	J	[illegible]	[illegible]	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	MR	[illegible]	[illegible]	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	M	[illegible]	[illegible]	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	MN	Nkosi	[illegible]	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	L	[illegible]	[illegible]	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	S	[illegible]	[illegible]	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	B	[illegible]	Barbara	Mrs	Surface Rail Electrician	2007/05/15	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	M	[illegible]	[illegible]	Miss	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	PJ	[illegible]	[illegible]	Mr	Surface Rail Fitter	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	NY	[illegible]	[illegible]	Mrs	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	M	[illegible]	[illegible]	Mrs	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	TE	[illegible]	Thabo	Mrs	Central Room Supervisor Engineering	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	TC	Nkosi	[illegible]	Mrs	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	LH	[illegible]	[illegible]	Mrs	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	MM	[illegible]	[illegible]	Mr	Plant Attendant Grade 1 Surface Rail MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	Mr	Plant Attendant Grade 1 Surface Rail MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	PL	[illegible]	[illegible]	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	B	[illegible]	[illegible]	Mr	Surface Rail Fitter	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	L	[illegible]	[illegible]	Mr	Surface Rail Electrician	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	N	[illegible]	[illegible]	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	M	Ngwenya	[illegible]	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	TJ	[illegible]	[illegible]	Mr	Sectional Operator Grade 2 MW	[illegible]	30/10/2017	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
										[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

ANNEXURE E — VALUATION AGREEMENT

1                           The Parties confirm that they have agreed on the following values as at the Delivery Date —

1.1                                                   the leave pay accrued to the Employees (as at the Delivery Date) is ZAR[•];

1.2                                                   the severance pay (including all notice pay) that may be payable to the Employees (as at the Delivery Date) in the event of their dismissal, subsequent to the Delivery Date, by reason of the Purchaser’s operational requirements is ZAR[•], the principle being that a rate of “two weeks per complete year served” will be recognised in the determination of the severance pay;

1.3                                                   any other payments or entitlements which have accrued to Employees but which have not been paid is ZAR[•].

2                           The Parties specifically record, for the sake of clarity, that the contingent potential severance pay as at the Delivery Date has been set out in 1.2 for the purposes only of section 197 of the Labour Act and the Parties agree that they do not have any actual liability to the Employees at the Delivery Date in respect of such severance pay.

3                           Should any Employee become entitled at any time subsequent to the Delivery Date to receive payment of any amount referred to in 1, the Issuing Party shall, with effect from the Delivery Date, be liable to pay such amount to such Employee.

1

ANNEXURE F — PROJECT DEVELOPMENT PLAN

1                           Phase One

1.1                                                   Phase One commences on the Delivery Date and is envisaged to last 24 months. Its key features are the construction and commencement of first phase production, evaluation and test work, process design and planning.

1.2                                                   The anticipated scope of work during this period will include —

1.2.1                                                                           from the Delivery Date, there will be a 9 month construction period which will include the construction of the following —

1.2.1.1                                                                                                   reclamation pump station and slurry pipeline;

1.2.1.2                                                                                                   process water pump station and pipeline;

1.2.1.3                                                                                                   DP2 Plant and DP3 Plant upgrades to treat additional slime;

1.2.1.4                                                                                                   upgrading of the slurry disposal pump station and pipeline;

1.2.1.5                                                                                                   potential upgrading and conversion of the DRI4 Tailings Storage Facility;

1.2.2                                                                           a 3 month ramp-up and conventional CIL treatment phase;

1.2.3                                                                           an evaluation of milling and flotation for a period of 3 months;

1.2.4                                                                           an evaluation period of 6 months for the balance of the resources which will include DRI#3, DRI#5, Libanon, Kloof 1, Venters Post North and Venters Post South. The evaluation of each resource will be conducted on pilot plant scale (at DP3) and will include —

1.2.4.1                                                                                                   bulk samples to be trucked to DP3 for evaluation;

1.2.4.2                                                                                                   CIL, Milling, Flotation and Concentrate Leaching;

1

1.2.4.3                                                                                                   blending of various resources to determine the optimal combination and ratio in respect of 1.2.4.1 and 1.2.4.2 above;

1.2.4.4                                                                                                   variation in feed rate and impact on overall recoveries and project economics;

1.2.5                                                                           following the completion of test work as stipulated above a period, process and engineering design, financial and capital models, funding triggers and construction will be decided over the next 3 months.

2                           Phase Two — Funding

On the assumption and condition that the test work, gold price, and financial models can justify the anticipated capital requirements, DRDGOLD will engage with its main shareholders and preferred financial institutions to secure the best possible funding arrangements.  6 months will be set aside to raise the required funding.

3                           Phase Three — Construction of the West Rand Tailings Retreatment Project

At this stage a 24 month construction period is anticipated for a reclamation process of at least 1 million tons per month.

2